________________________________________________________________________________
________________________________________________________________________________


                   ASSET PURCHASE, LICENSE & AGENCY AGREEMENT

                                      for

                                THE PURCHASE OF

                               CERTAIN ASSETS OF

                                 LECHMERE, INC.

                                      AND

                      MONTGOMERY WARD & CO., INCORPORATED

                                       by

                   SCHOTTENSTEIN BERNSTEIN CAPITAL GROUP LLC



                                August 14, 1997


________________________________________________________________________________
________________________________________________________________________________

                              TABLE OF CONTENTS

                                                                                                    PAGE

ARTICLE 1 CERTAIN DEFINITIONS....................................................................     5
ARTICLE 2 THE TRANSACTIONS.......................................................................     9
  2.1 ...........................................................................................     9
  Purchase and Sale of Purchased Assets..........................................................     9
  -------------------------------------
  2.2     No Assumption of Liabilities...........................................................    12
          ----------------------------
  2.3     Purchase Price.........................................................................    14
          --------------
  2.4     Closing Inventory......................................................................    14
          -----------------
  2.5     PostClosing Payment....................................................................    15
          -------------------
  2.6     Additional Inventory...................................................................    16
          --------------------
  2.7     Parent Covenant........................................................................    16
          ---------------

ARTICLE 3 THE CLOSING............................................................................    16
  3.1     Time and Place of Closing..............................................................    16
          -------------------------
  3.2     Deliveries by Debtors..................................................................    17
          ---------------------
  3.3     Deliveries by Purchaser................................................................    17
          -----------------------
  3.4     Real Estate............................................................................    18
          -----------

ARTICLE 4 CONDITIONS TO THE DEBTORS' OBLIGATIONS.................................................    18
  4.1     Representations, Warranties and Covenants..............................................    18
          -----------------------------------------
  4.2     No Injunction..........................................................................    18
          -------------
  4.3     Legal Opinion..........................................................................    18
          -------------
  4.4     Certificates and Other Documents.......................................................    18
          --------------------------------
  4.5     Sale Order.............................................................................    18
          ----------

ARTICLE 5 CONDITIONS TO PURCHASER'S OBLIGATIONS..................................................    19
  5.1     Representations, Warranties and Covenants..............................................    19
          -----------------------------------------
  5.2     Intentionally Omitted 5.3 .............................................................    19
  5.4     No Injunction..........................................................................    19
          -------------
  5.5     Good Standing Certificates.............................................................    19
          --------------------------
  5.6     Licenses and Permits...................................................................    19
          --------------------
  5.7     Title Insurance and Surveys............................................................    20
          ---------------------------
  5.8     Intentionally Deleted 5.9..............................................................    20
  5.10    Certificates and Other Documents.......................................................    20
          --------------------------------
  5.11    Notice of Sale; Order Limiting Notice..................................................    20
          -------------------------------------
  5.12    Material Adverse Change................................................................    21
          -----------------------
  5.13    Board Approval.........................................................................    21
          --------------

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF DEBTORS..............................................    21
  6.1     Due Incorporation, Etc.................................................................    21
          ----------------------
  6.2     Subsidiaries...........................................................................    22
          ------------
  6.3     Authorization, No Conflicts, Etc.......................................................    22
          --------------------------------
  6.4     Consents and Approvals.................................................................    23
          ----------------------
  6.5     Absence of Violations..................................................................    23
          ---------------------
  6.6     Licenses and Permits...................................................................    24
          --------------------
  6.7     Inventories............................................................................    24
          -----------
  6.8     Insurance..............................................................................    25
          ---------
  6.9     Assets.................................................................................    25
          ------
  6.10    Real Properties........................................................................    26
          ---------------
  6.11    Tangible Personal Property.............................................................    26
          --------------------------
  6.12    [Intentionally omitted]................................................................    27
  6.13    Disclosure.............................................................................    27
          ----------

                               TABLE OF CONTENTS

  6.14    Closing Date...........................................................................    27
          ------------
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................    27
  7.1     Due Incorporation, Etc.................................................................    27
          ----------------------
  7.2     Authorization, No Conflicts, Etc.......................................................    27
          --------------------------------

  7.3     Closing Date...........................................................................     28
          ------------

ARTICLE 8 COVENANTS PRIOR TO CLOSING.............................................................     28
  8.1     Affirmative and Negative Covenants Pending Closing.....................................     28
          --------------------------------------------------
  8.2     Investigation by Purchaser.............................................................     30
          --------------------------
  8.3     Consents and Further Actions...........................................................     30
          ----------------------------

ARTICLE 9 COVENANTS AFTER CLOSING................................................................     30
  9.1     Store Closing Sales....................................................................     30
          -------------------
9.1A-1.   Proceeds...............................................................................     33
          --------
9.1A-2.   Deposit of Proceeds....................................................................     33
          -------------------
9.1A-3.   Credit Card Proceeds...................................................................     34
          --------------------
9.1A-4...........................................................................................     34
  9.2     Services...............................................................................     34
          --------
  9.3     Payments by the Purchaser..............................................................     36
          -------------------------
  9.4     Further Transfers and Assurances.......................................................     37
           -------------------------------
  9.5     Communications.........................................................................     37
          --------------
  9.6     Taxes; Recording Charges; Escrow Fee; Rent Proration...................................     38
          ----------------------------------------------------
  9.7     License of Excluded Proprietary Rights.................................................     38
          --------------------------------------
  9.8     Agent..................................................................................     38
          -----
  9.9     Access to Documents....................................................................     38
          -------------------
  9.10    Insurance..............................................................................     38
          ---------

ARTICLE 10 INTENTIONALLY DELETED ARTICLE 11 LEASES/REAL ESTATE...................................     39
  11.1    Lease Assignment Election..............................................................     39
          -------------------------
  11.2    Rejected Leases........................................................................     40
          ---------------
  11.3    Costs and Expenses.....................................................................     40
          ------------------
  11.4    Master Lease...........................................................................     41
          ------------
  11.5    .......................................................................................     41
  11.6    Communications.........................................................................     41
          --------------
  11.7    Sale of Leases.........................................................................     42
          --------------
  11.8    Real Estate............................................................................     42
          -----------

ARTICLE 12 INDEMNIFICATION.......................................................................     42
  12.1    Indemnification........................................................................     42
          ---------------
  12.2    Mutual Assistance and Records..........................................................     43
          -----------------------------

ARTICLE 13 MISCELLANEOUS.........................................................................     43
  13.1    Termination............................................................................     43
          -----------
  13.2    Survival of Representations and Warranties.............................................     44
          ------------------------------------------
  13.3    Equitable Remedies.....................................................................     45
          ------------------
  13.4    Assignment.............................................................................     45
          ----------
  13.5    Notices................................................................................     45
          -------
  13.6    Expenses...............................................................................     47
          --------
  13.7    Public Announcements...................................................................     47
          --------------------
  13.8    Entire Agreement.......................................................................     47
          ----------------
  13.9    Waiver.................................................................................     47
          ------
  13.10   Amendment..............................................................................     48
          ---------
  13.11   Counterparts...........................................................................     48
          ------------
  13.12   Invalid Provisions.....................................................................     48
          ------------------
  13.13   Headings, Gender, Etc..................................................................     48
          ---------------------
  13.14   Choice of Law..........................................................................     48
          -------------
  13.15   No Third Party Beneficiary.............................................................     48
          --------------------------
  13.16   .......................................................................................     49

                               CERTAIN SCHEDULES
                               -----------------

Schedule 6.2        --   Subsidiaries
Schedule 6.3        --   Authorization, No Conflicts, Etc.
Schedule 6.4        --   Consents and Approvals
Schedule 6.5        --   Absence of Violations
Schedule 6.6        --   Licenses and Permits
Schedule 6.8        --   Insurance
Schedule 6.10       --   Real Properties
Schedule 6.11       --   Tangible Personal Property

                                    EXHIBITS
                                    --------

Exhibit 1           --   Stores and Warehouse
Exhibit 1-A         --   Lease Guaranty
Exhibit 2.1 (a)     --   Parent Leases
Exhibit 2.1(b)      --   Excluded Assets
Exhibit 2.4         --   Inventory Procedures and Store Merchandise Condition
                         Report
Exhibit 5.3         --   Sale Order
Exhibit 9.2         --   Services

                   ASSET PURCHASE, LICENSE & AGENCY AGREEMENT
                   ------------------------------------------

          ASSET PURCHASE, LICENSE & AGENCY AGREEMENT ("Agreement"), dated as of August 14, 1997, by and between Lechmere, Inc., a Massachusetts corporation (the "Company"), Montgomery Ward & Co., Incorporated, an Illinois corporation ("Parent"), each a debtor and debtor-in-possession operating under Chapter 11 of the Bankruptcy Code (collectively, the "Debtors") and Schottenstein Bernstein Capital Group LLC, a Delaware limited liability company ("Purchaser").

                                    RECITALS
                                    --------

          The Debtors filed for protection from their creditors under Chapter 11 of the Bankruptcy Code (as defined below) on July 7, 1997. The Debtors' Chapter 11 case is currently pending before the United States Bankruptcy Court for the District of Delaware (the "Court") in In re Montgomery Ward Holding Corp., a
                                      -----------------------------------
Delaware corporation, Case No. 97-1409 (PJW), et al (the "Bankruptcy Case").
                                                          ---------------

          Purchaser desires to purchase, and the Debtors desire to sell, the Purchased Assets (as defined below) upon the terms and subject to the conditions set forth in this Agreement. Debtors desire to retain the Purchaser as its agent to conduct store closing sales at the Stores (as defined herein) on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the following designated meanings:

          "Additional Inventory" has the meaning set forth in Section 2.6
           --------------------
hereof.

          "Affiliate" of another Person means any Person that directly, or
           ---------
indirectly through one or more intermediaries, controls or is controlled by or is under common control with such other Person, but not including, in the case of the Debtors, any shareholders of Montgomery Ward Holding Corp.

          "Agreement" means this Asset Purchase, License & Agency Agreement,
           ---------
including the exhibits and the schedules attached hereto.

          "Assigned Leases" has the meaning set forth in Section 11.1 hereof.
           ---------------

          "Authorized Officer" of any Person means the chairman of the board,
           ------------------
the resident, any vice-president or any secretary of such Person.

          "Bankruptcy Case" has the meaning set forth in the recitals hereof.
           ---------------

          "Bankruptcy Code" means Title 11 and applicable portions of Titles 18
           ---------------
and 28 of the United States Code, as amended from time to time.

          "Closing" has the meaning set forth in Section 3.1 hereof.
           -------

          "Closing Date" has the meaning set forth in Section 3.1 hereof.
           ------------

          "Closing Merchandise Inventory" has the meaning set forth in Section
           -----------------------------
2.5(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" has the meaning set forth in the first paragraph of this
           -------
Agreement.

          "Cost Value" has the meaning set forth in Section 2.4(b) hereof.
           ----------

          "Deemed Rejection Date" has the meaning set forth in Section 11.1
           ---------------------
hereof.

          "Defective Merchandise" means any item of merchandise that is damaged,
           ---------------------
defective or otherwise not salable in the ordinary course.

          "Defective Merchandise Amount" means the amount payable as the
           ----------------------------
purchase price for the Defective Merchandise as agreed to by Purchaser and the Company.

          "Excluded Assets" has the meaning set forth in Section 2.1 (b) hereof.
           ---------------

          "Excluded Liabilities" has the meaning set forth in Section 2.2(b)
           --------------------
hereof.

          "Final Order" shall mean an order of the Court which (a) has not been
           -----------
reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending; or
(b) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted.

          "Financed Store Fixtures" means Store Fixtures and equipment located
           -----------------------
at the Stores under the heading "Financed Store Fixtures" set forth on Exhibit
                                                                       -------
1.
-
          "Gross Rings" has the meaning set forth in Section 2.4(c) hereof.
           -----------

          "Home Image Business" means the business conducted under the name
           -------------------
"Home

Image."

          "Initial Settlement Date" has the meaning set forth in Section 2.5
           -----------------------
hereof.
          "Inventory Date" has the meaning set forth in Section 2.4(a) hereof.
           --------------

          "Inventory Taking" has the meaning set forth in Section 2.4(a) hereof.
           ----------------

          "Layaway, Repair, and Special Order Merchandise" means all items of
           ----------------------------------------------
merchandise held by the Company on layaway or for repair, or customer-specific special orders, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway are fully described in the documentation.

          "Lease Assignment Order" has the meaning set forth in Section 11.1
           ----------------------
hereof.

          "Lease Guaranty" shall mean the Guaranty between Purchaser and Company
           --------------
substantially in the form attached hereto as Exhibit 1-A.

          "Leases" means the leasehold interest of the Debtors in the Stores and
           ------
Warehouses under the heading "Leased Stores and Warehouses" on Exhibit 1.
                                                               ---------

          "Liens" has the meaning set forth in Section 6.10 hereof.
           -----

          "Master Lease" means the Indenture of Lease dated October 30, 1989, by
           ------------
and between Lechmere Realty Limited Partnership and the Company, with respect to certain stores located in the Northeastern United States including amendments one through six.

          "Master Lease Deemed Rejection Date" has the meaning set forth in
           ----------------------------------
Section 11.4.

          "Master Lease Premises" has the meaning set forth in Section 11.4
           ---------------------
hereof

          "Merchandise" means all merchandise located at the Stores or in the
           -----------
Warehouses or in transit between the Stores and the Warehouses, including: (a) Layaway, Repair and Special Order Merchandise; and (b) Defective Merchandise. Notwithstanding the foregoing, "Merchandise" shall not include: (i) goods which belong to sublessees, licensees or concessionaires of the Debtors; (ii) goods held by the Debtors on memo, on consignment, or as bailee; and (iii) furnishings, trade fixtures and improvements to real property which are located in the Stores or the Warehouse.

          "Notice of Disagreement" has the meaning set forth in Section 2.5(a)
           ----------------------
hereof.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, limited liability partnership, limited liability company, trust, union, association, court, agency, government, tribunal, instrumentality, or other entity or authority.

          "Post-Closing Payment" has the meaning set forth in Section 2.3
           --------------------
hereof.

          "Proceeds" shall have the meaning set forth in Section 9.1A-1 hereof.
           --------

          "Proprietary Rights" means all patents, patent applications, patent
           ------------------
disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade names, trade dress logos and corporate names (including "Lechmere" and "Home Image" or derivatives thereof); all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on the Schedule 6.12 attached hereto, all income, royalties, damages and payments due at Closing or thereafter with respect thereto and all other rights thereunder (including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof); all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries; all goodwill related to the foregoing.

          "Purchase Orders" means all commitments and orders for the purchase
           ---------------
and sale of Merchandise and supplies.

          "Purchase Price" has the meaning set forth in Section 2.3 hereof.
           --------------

          "Purchased Assets" has the meaning set forth in Section 2.l(a)
           ----------------
hereof.

          "Real Estate" means those Warehouses and Stores under the heading
           -----------
"Owned Stores and Warehouses" on Exhibit 1.
                                 ---------

          "Retained Employee" has the meaning set forth in Section 9.2(e)
           -----------------
hereof.

          "Returned Merchandise" has the meaning set forth in Section 9.1 (g)
           --------------------
hereof.

          "Saleable Inventory" means all Merchandise that is first quality
           ------------------
inventory and all Merchandise located at the Stores (but not the Warehouses) that is less than first quality inventory but that is on the selling floor and is salable in the ordinary course, including samples and displays that are not Defective Merchandise.

          "Sale Commencement Date" has the meaning set forth in Section 9.1(b)
           ----------------------
hereof.

          "Sale Term" has the meaning set forth in Section 9.1(b) hereof.
           ---------

          "Sale Termination Date" has the meaning set forth in Section 9.1(b)
           ---------------------
hereof.

          "Sales Taxes" means all sales, excise, gross receipts and other taxes
           -----------
attributable to sales of Merchandise payable to any taxing authority having jurisdiction.

          "Sale Order" has the meaning set forth in Section 5.3 hereof.
           ----------

          "Services" has the meaning set forth in Section 9.2 hereof.
           --------

          "Store Closing Sales" has the meaning set forth in Section 9.1 hereof.
           -------------------

          "Store Fixtures" has the meaning set forth in Section 2.1(a) hereof.
           --------------

          "Stores" means the retail stores of the Company and the Parent set
           ------
forth on Exhibit 1.
         ---------

          "Survey" has the meaning given to such term in Section 5.7(b) hereof.
           ------

          "Tax"or "Taxes" shall mean any federal, state, local or foreign
           ---     -----
income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including interest, penalty or addition thereto, whether disputed or not.

          "Title Insurer" has the meaning set forth in Section 5.7(a) hereof.
           -------------

          "Warehouses" means the merchandise storage facilities of the Company
           ----------
and Parent set forth on Exhibit 1.
                        ---------

                                   ARTICLE 2

                                THE TRANSACTIONS

     2.1  Purchase and Sale of Purchased Assets.
          -------------------------------------

          (a) Purchased Assets.  On the terms and subject to the conditions
              ----------------
contained in this Agreement, on the Closing Date, Purchaser shall purchase from the Debtors, and the Debtors shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Liens, all of the Debtors' right, title and interest in, to and under the following assets, properties, rights, titles and interests of every kind and nature owned by the Debtors as of the Closing Date, in each case, which are used in, useful for or otherwise associated with the ownership and operation of the stores and the Warehouses, whether tangible, intangible, real or personal and wherever located and by whomever possessed, but excluding all Excluded Assets (the "Purchased Assets"); it being understood that with respect to Parent the following shall apply only to the extent such assets, properties, rights, titles or interests are located at the Stores or the Warehouses or to the extent such assets, properties, rights, titles or interests are related to a Lease set forth on Exhibit 2.1(a):

               (i) The right to the Proceeds from the sale of all Merchandise and on-order inventory, which Proceeds shall be free and clear of any Liens;

               (ii) the right to control the disposition of the Leases in accordance with Article 9;

               (iii) all interests in the Real Estate (including, without limitation, land, buildings and improvements thereon, fixtures and easements, licenses, rights of way, permits, and other appurtenants thereto, including rights in and to public streets, whether or not vacated) and all escrow accounts and warranties relating to the Real Estate provided, however, that (x) the Debtors shall automatically, and without the necessity of any other or further act or instrument or Court approval, transfer and convey the Real Estate (or cause the same to be transferred and conveyed) to Purchaser upon the one hundred eightieth (180th) day following the Closing Date, or (y) subject to Section 11.8, the Debtors shall transfer and convey the Real Estate (or cause the same to be transferred and conveyed) to Purchaser or any one or more nominees, assignees or designees of Purchaser promptly following (and in no event later than two (2) business days thereafter) the delivery of written notice by Purchaser, at any time and from time to time, requesting that the Real Estate or any portion thereof be transferred and conveyed to Purchaser or its nominee, assignee or designee, and in the case of (x) and (y), without the imposition or payment of any transfer taxes of any kind or nature, which transfer taxes are exempt pursuant to section 1146(c) of the Bankruptcy Code; it hereby being understood and agreed by Purchaser that Purchaser shall be responsible for all costs associated with the Real Estate after the Closing Date;

               (iv) all equipment, tools, furniture, furnishings, trade fixtures, trucks and other vehicles, spare parts and supplies, computers and all related equipment, telephones and all related equipment and all other tangible personal property (other than Financed Store Fixtures);

               (v) all claims, deposits (whether held on behalf of any Person by the Debtors or made by the Debtors with any Person), prepayments (excluding prepaid rent and paper account), warranties, refunds (other than income tax refunds), causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to Excluded Assets or Excluded Liabilities and those described in Section 2.1(b)(ii);

               (vi) tax, insurance and other escrow accounts relating to the Real Estate and Leases;

               (vii) all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies, and all data and records pertaining thereto;

               (viii) all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, non-conformance of or loss to the Purchased Assets (excluding insurance proceeds from credit insurance policies);

               (ix) all rights under insurance policies to the extent related to or payable in connection with any of the Purchased Assets (excluding insurance proceeds from credit insurance policies);

               (x) all rights to receive mail and other communications addressed to the Company and relating to the Purchased Assets other than privileged communications;

               (xi)   Purchaser's rights under Section 11.1;

               (xii) all supplies, including, without limitation, boxes, bags, paper, twine, and similar sales materials located at the Stores and Warehouses;

               (xiii) all manufacturers and third party warranties or guarantees in respect of any item of property falling within the scope of the Purchased Assets and all indemnification rights against third parties related to the Purchased Assets, to the extent legally transferable; and

               (xiv) all of Debtors' other assets located on or around the premises of, used in, or necessary to the unimpaired continual operation of, or related to, the Stores or the Warehouses it hereby being understood and agreed that the Purchased Assets together with the other rights granted Purchaser under this Agreement shall enable Purchaser to conduct business in the Stores and the Warehouses as contemplated by this Agreement, and to the extent that the right to use any of the Excluded Assets or any other asset which is necessary to the operation of the Stores and the Warehouses as contemplated by this Agreement, such right is hereby granted to Purchaser until the conclusion of the Sale Term.

          (b)  Excluded Assets.  Notwithstanding the foregoing, the following
               ---------------
assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets:
      ---------------

               (i) all cash and cash equivalents (other than escrow accounts set forth in Section 2.l(a)(vii)) and accounts receivable;

               (ii) all causes of action and claims (A) under (S)544-550 of the Bankruptcy Code, (B) against vendors and third party suppliers (except warranty claims) and (c) not relating to the Purchased Assets or the Leases;

               (iii) the Company's minute books, stockholder and stock transfer records and corporate seal;

               (iv) any right to receive mail and other communications addressed to the Debtors relating exclusively to the Excluded Assets or the Excluded Liabilities;

               (v) any assets relating to any program, plan, policy or arrangement (whether or not terminated) (A) which is or has been maintained, established, or offered by the Debtors, (B) to which the Debtors contribute or has contributed, (C) to which the Debtors have or have had any obligation to contribute, or (D) to which the Debtors have or had any liability or potential liability, and under which current or former employees, retirees, individual contractors of the Debtors or its predecessors (or their spouses, dependents or other beneficiaries) may receive benefits or have received benefits;

               (vi) all contracts, agreements and arrangements except that to the extent that the rights granted to the Debtors under any contract, agreement or arrangement are necessary or useful in connection with the conduct of the Store Closing Sales, then Purchaser shall be granted and afforded such rights for the duration of the Sale Term;

               (vii) any other assets (or portion thereof) which the Purchaser elects in its sole discretion not to purchase hereunder, by delivering written notice to the Debtors at any time prior to the Closing Date;

               (viii) all Proprietary Rights;

               (ix)   the Financed Store Fixtures;

               (x) all books, ledgers, files, documents, correspondence and business records necessary for the operation of the Stores and the Warehouses or related to the Purchased Assets except such books, ledgers, files, documents, correspondence or business records related solely to the Real Estate;

               (xi)   all stock of subsidiaries of the Company, if any; and

               (xii)  all assets listed on Exhibit 2.l(b).

     2.2  No Assumption of Liabilities.  Purchaser will not assume or in any way
          ----------------------------
be responsible for any liabilities or obligations of the Debtors, including any liabilities or obligations whatsoever related to the ownership or operation of the Stores, the Warehouses and/or the Purchased Assets at any time, whether prior to, on or after the Closing Date except in connection with any Assigned Leases assigned to Purchaser or its nominees, assignees or designees in accordance with Section 11.1. Nothing in this Section 2.2 shall limit Purchaser's obligations to make payments to the Debtors as set forth in Sections
9.3 and 11.2.

          (a)  Excluded Liabilities.  Notwithstanding anything to the contrary
               --------------------
contained in this Agreement and regardless of whether such liability is disclosed herein or on any schedule hereto, Purchaser will not assume or be liable for any liabilities or obligations of the Debtors not described in
Section 2.2(a) hereof (the "Excluded Liabilities"), including, without
--------------              --------------------
limitation, the following liabilities and obligations of the Company:

               (i) liabilities or obligations for any contracts, agreements, leases or other arrangements except to the extent Purchaser or its nominees, assignees or designees is an assignee of an Assigned Lease;

               (ii) liabilities or obligations for accounts payable, accrued liabilities or indebtedness (including indebtedness to Parent), or any undisclosed or contingent liabilities;

               (iii)  liabilities or obligations under Purchase Orders;

               (iv) liabilities or obligations with respect to all Taxes, including without limitation, all Taxes of the Debtors relating to the ownership or operation of the Stores and/or the Purchased Assets on or prior to the Closing Date and all Taxes arising out of or relating to any of the transactions contemplated hereby;

               (v) liabilities of the Debtors for costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby;

               (vi) liabilities or obligations of the Debtors under this Agreement or the agreements contemplated hereby;

               (vii) liabilities or obligations arising out of or relating to the Excluded Assets;

               (viii) liabilities or obligations for any claims (whenever made) or proceedings arising out of, relating to, resulting from or caused by any products manufactured, serviced, distributed or sold by the Debtors or any of its Affiliates (or any predecessor) at any time on or prior to the Closing Date;

               (ix) liabilities or obligations for any claims (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation existing, arising or occurring
(A) in connection with the ownership or operation of the Stores, the Warehouses and/or the Purchased Assets on or prior to the Closing Date or (B) in connection with the Debtors or any of their affiliates' businesses or activities at any time prior to, on or after the Closing Date; or

               (x) any liabilities or obligations (including but not limited to any claim of any governmental agency, any trustee, any fiduciary, any plan administrator, any other person dealing with any employee benefit or other plan, any employee or any beneficiary and without regard to whether such liability or obligation arises prior to, on or after the Closing Date or results from an event, prior to, on or after the Closing Date) including in connection with provision of the Services which relate to (A) any program, plan, policy or arrangement (whether or not terminated) (i) which is or has been maintained, established, or offered by the Company or Parent, (ii) to which the Company or Parent contributes or has contributed, (iii) to which the Company or Parent has or has had any obligation to contribute or (iv) to which the Company or Parent has or has had any liability or potential liability, and under which current or former employees, retirees, individual contractors (or their spouses, dependents or other beneficiaries) of the Company or its predecessors may receive benefits or have received benefits, (B) any Tax, penalty, assessment, fine or other liability relating to any such program, plan or policy, which may result as a violation of law, including any violation of the Code, ERISA or any proposed, temporary or final regulation thereunder, (c) any liability, including any potential or actual liability, relating to any failure to comply with the requirements of the Code and/or ERISA with respect to the foregoing or (D) any other payments to Debtors' employees.

     2.3  Purchase Price.  The aggregate purchase price for all of the Purchased
          --------------
Assets (the "Purchase Price"), shall be 81.6% of the Cost Value of all Saleable
             --------------
Inventory included in the Closing Merchandise Inventory (determined in accordance with Sections 2.4 and 2.5 below), plus the Defective Merchandise Amount, plus $16,400,000. Subject to the conditions set forth herein, $100,000,000 shall be payable by Purchaser at Closing by wire transfer of immediately available funds to the account designated by the Debtors no later than five days prior to the Closing Date for such purpose. An amount equal to the Purchase Price less $100,000,000 (the "Post-Closing Payment") shall be paid
                                           --------------------
as provided in Section 2.5(b). The Purchase Price payable hereunder shall be subject to prorations as provided in Section 9.6.

     2.4  Closing Inventory.
          -----------------

          (a)  Inventory Taking.  As soon as practicable after the Sale
               ----------------
Commencement Date, the Purchaser and the Debtors shall jointly take a retail and SKU inventory of the Saleable Inventory located at each Store and Warehouse in accordance with the inventory procedures set forth on Exhibit 2.4 hereto to
                                                      -----------
obtain the cost of the Saleable Inventory located thereat (the "Inventory
                                                                ---------
Taking") (the date of the Inventory Taking at each Store or Warehouse being the "Inventory Date" for such Store or Warehouse). Purchaser and the Debtors shall
 --------------
jointly employ RGIS or another mutually acceptable inventory taking service to conduct the Inventory Taking. Purchaser and the Debtors shall each be responsible for 50% of the costs and fees of such inventory taking service. Except as provided in the immediately preceding sentence, the Purchaser and the Debtors shall each bear their respective costs and expenses relative to the Inventory Taking. Once the Inventory Taking commences in any Store or Warehouse and until the completion of the Inventory Taking in such Store or Warehouse, neither Debtors nor Purchaser shall enter such Store or Warehouse without each having a representative present; provided, however, that until the completion of the Inventory Taking, Debtors and Purchaser shall each be entitled to enter any Store or Warehouse at any time after providing notice to the other party in the event of an emergency at such Store or Warehouse. Following the completion of the Inventory Taking in each Store or Warehouse, Debtors shall not enter any Store or Warehouse, except (i) during ordinary Store/Warehouse hours upon notice to the managers of such Store or Warehouse, or (ii) after providing notice to Purchaser in the event of an emergency at such Store or Warehouse. The Purchaser and the Debtors shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. During the Inventory Taking, Purchaser and the Debtors shall work in good faith to agree on the Defective Merchandise Amount. The parties agree that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted.

          (b)  Valuation.  For purposes of this Agreement, "Cost Value" shall
               ---------                                    ----------
mean, with respect to each item of Saleable Inventory, the Debtors' cost therefor as provided in that certain Store Merchandise Condition Report for the end of month/July, 1997 included as Exhibit 2.4 hereof, except for Layaway,
                                    -----------
Repair and Special Order Merchandise, where "Cost Value" shall mean the Cost
                                             ----------
Value as described above less amounts received by the Debtors from customers prior to Closing.

          (c)  Gross Rings.  In the event that sales occur at any Store prior to
               -----------
the completion of the Inventory Taking at such Store, then for the period from and including the Closing Date until the Inventory Date for such Store, Purchaser or Debtors, as the case may be, shall keep a strict count of units of Merchandise sold (by SKU, if possible) ("Gross Rings"). All such records and
                                         -----------
reports shall be made available to Purchaser and the Company during regular business hours upon reasonable notice.

     2.5  Post-Closing Payment.
          --------------------

          (a) Within 10 business days after the delivery of the certified inventory report by the inventory service, Debtors shall deliver to Purchasers a statement of the aggregate amount of the Cost Value of all Saleable Inventory included in the Inventory Taking determined in accordance with Section 2.4 plus
                                                                           ----
the Cost Value of all Saleable Inventory subject to Gross Rings at each Store between the Closing Date and the Inventory Date at such Store (the "Closing
                                                                    -------
Merchandise Inventory"), together with Debtors' good faith determination of the
---------------------
Post-Closing Payment. During the period immediately following the Purchaser's receipt of such Closing Merchandise Inventory and until the Post-Closing Payment is finally determined pursuant to this Section 2.5, the representatives and agents designated by the Purchaser shall be permitted to review Debtors' books and records and working papers related to the preparation of the Closing Merchandise Inventory and determination of the Post-Closing Payment. The Closing Merchandise Inventory and Debtors' determination of the Post-Closing Payment shall become final and binding upon the parties five days after the Purchaser's receipt thereof (the "Initial Settlement Date"), unless the
                                  -----------------------
Purchaser gives written notice to Debtors of its disagreement ("Notice of
                                                                ---------
Disagreement") prior to such date.  Any Notice of Disagreement shall specify in
------------
reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Debtors, then the Closing Merchandise Inventory and the determination of the Post-Closing Payment (as revised in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earliest of (i) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (ii) the date all matters in dispute are finally resolved in writing by the Court. During the 10 days following delivery of a Notice of Disagreement, Debtors and the Purchaser shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, a representative appointed by the Debtors shall be permitted to review the Purchaser's working papers relating to the Notice of Disagreement. At the end of such 10-day period, Purchaser and the Debtors shall submit to the Court for review and resolution all matters which remain in dispute which were included in the Notice of Disagreement, and the Court shall make a final determination of Closing Merchandise Inventory and the Post-Closing Payment. The Closing Merchandise Inventory and the Post-Closing Payment as determined in accordance with this Section 2.5 shall become final and binding on the parties on the date the Court delivers its final resolution to the parties. Purchaser and the Debtors shall each bear their own fees and expenses in connection with the Court's resolution.

          (b) Within two business days after the Initial Settlement Date, the Purchaser shall pay the Debtors by wire transfer of immediately available funds to the account designated for such purposes by the Debtors any portion of the Post-Closing Payment that is not subject to the Notice of Disagreement. Purchaser shall pay the Debtors any disputed portions of the Post-Closing Payment by wire transfer of immediately available funds to the account designated for such purposes by the Debtors as soon as practicable after resolution of such dispute, but no later than 2 business days after such resolution.

     2.6  Additional Inventory.  (a)  Within 21 days after the Closing Date, the
          --------------------
Purchaser shall deliver to the Company a statement setting out any Merchandise ordered by the Debtors prior to the Closing Date and received by Purchaser within 14 days after the Closing Date and not included in the Inventory Taking (the "First Phase Additional Inventory"). With such statement, Purchaser shall
      --------------------------------
include a check in an amount equal to 81.6% of the Cost Value for all First Phase Additional Inventory.

          (b) Within 40 days after the Closing Date, Purchaser shall deliver to the Company a statement setting out any Merchandise ordered by the Debtors prior to the Closing Date and received by Purchaser during the period commencing 15 days after the Closing Date and ending 30 days after the Closing Date and not included in the Inventory Taking (the "Second Phase Additional Inventory").
                                       ---------------------------------
With such statement, Purchaser shall include a check in an amount equal to 81.6% of the Cost Value for all Second Phase Additional Inventory times the complement of the then prevailing Store Closing sale discount.

     2.7  Parent Covenant.  Parent hereby agrees that it shall cause the Company
          ---------------
to perform all of its agreements, covenants and other obligations under this Agreement and the other agreements and instruments contemplated hereby and thereby.

                                   ARTICLE 3

                                  THE CLOSING

     3.1  Time and Place of Closing.  The consummation of the transactions
          -------------------------
provided for in
this Agreement (the "Closing") shall take place at the offices of Battle Fowler
                     -------
LLP, 75 East 55th Street, New York, New York 10022 as soon as practicable after the Sale Order is issued (the date of the Closing, the "Closing Date"), but,
                                                        ------------
subject to satisfaction of all the conditions to Closing set forth in Article 5, in no event later than 3:00 p.m. New York time August 15, 1997. The sale of the Real Estate shall be closed through escrow with the Title Insurer in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by the Title Insurer with special provisions inserted as may be required to conform with this Agreement; provided, however, that the Real Estate shall be delivered out of escrow by the Title Insurer as provided in section 2.1(a)(iii).

     3.2  Deliveries by Debtors.  At the Closing, the Debtors shall deliver to
          ---------------------
Purchaser the following:

          (a) The special warranty deeds, warranty bills of sale, assignments and other instruments for the due transfer of the Purchased Assets to Purchaser, free and clear of all Liens, each in form and substance reasonably satisfactory to Purchaser; provided, however, that the instruments to effectuate the transfer of the Real Estate to Purchaser or its nominees, assignees or designees shall be deposited in escrow with the Title Insurer, who shall be instructed to deliver such instruments out of escrow as and when set forth in section 2.1(a)(iii); and provided, further, however, that all of the documents and instruments referred to in this section 3.2(a) shall be reasonably acceptable to Purchaser.

          (b)  The certificate contemplated by Article 5 hereof; and

          (c) All other documents, instruments and writings required to be delivered by the Debtors at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in connection herewith; it hereby being understood and agreed that all such documents, instruments and writings shall be reasonably acceptable to Purchaser.

     3.3  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the
          -----------------------
following:

          (a) the sum of $100,000,000 (subject to prorations as provided in Section 9.6) as described in Section 2.3;

          (b)  the certificate contemplated by Article 6 hereof;

          (c) all other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by the Debtors, in connection herewith; and

          (d)  the Lease Guaranty; and

          (e) the letter of credit to be delivered pursuant to the Lease Guaranty; provided, however, that such letter of credit may be delivered by Purchaser up to one week following the Closing.

     3.4  Real Estate.  Purchaser shall have the right to take possession of all
          -----------
real property which constitute Purchased Assets immediately upon the Closing.

                                   ARTICLE 4

                     CONDITIONS TO THE DEBTORS' OBLIGATIONS

          The Debtors' obligations to consummate the transactions contemplated by this Agreement are subject, in the Debtors' discretion, to the satisfaction at or prior to the Closing Date of each of the following conditions.

     4.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and Purchaser shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall be delivered to the Company a certificate (dated as of the Closing Date and signed by an Authorized Officer of Purchaser) as to the matters set forth in this Section 4.1.

     4.2  No Injunction.  No injunction,. stay or restraining order shall be in
          -------------
effect prohibiting the consummation of the transactions contemplated by this Agreement.

     4.3  Legal Opinion.  Purchaser shall have furnished the Debtors with an
          -------------
opinion of counsel dated as of the Closing Date that Purchaser is a limited liability company in good standing in the State of Delaware and that execution of this Agreement has been duly authorized by the Purchaser's members.

     4.4  Certificates and Other Documents.  Purchaser shall have furnished the
          --------------------------------
Debtors with (a) such certificates of an Authorized Officer of Purchaser to evidence compliance with the conditions set forth in this Article 4 as may be reasonably requested by the Debtors, (b) each of the deliveries required under
Section 3.3 above and (c) all other documents and certificates reasonably requested by the Debtors.

     4.5  Sale Order.  On or before August 15, 1997, the Court shall have
          ----------
entered an order approving the sale of the Purchased Assets to Purchaser pursuant to the terms of this Agreement and pursuant to Sections 363 and 365 and 1146(c) of the Bankruptcy Code.

          Each of the preceding conditions shall be satisfied in the sole discretion of the Company and may be waived only if such waiver is set forth in a writing executed by the Company, which may be done without further order of the Court and without notice to any other entity.

                                   ARTICLE 5

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

          Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject, in the discretion of Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions.

     5.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of the Debtors contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and the Debtors shall have performed all agreements and covenants required by this Agreement to be performed by each of them prior to or at the Closing Date. On the Closing Date, there shall be delivered to Purchaser a certificate (dated as of the Closing Date and signed by an Authorized Officer of each of the Company and Parent) as to the matters set forth in this Section 5.1.

     5.2  Intentionally Omitted.

     5.3  Sale Order.  On or before August 15, 1997, the Court shall have
          ----------
entered an order pursuant to Sections 105, 363 and 365 and 1146(c) of the Bankruptcy Code substantially in the form of the order attached hereto as
Exhibit 5.3 with such changes as shall be satisfactory to the Purchaser in its
-----------
sole discretion (the "Sale Order").  Purchaser shall be entitled to, and is not
                      ----------
waiving, the protection of section 363(m) of the Bankruptcy Code, the mootness doctrine or any similar statute or body of law if the Closing occurs in the absence of the Sale Order having become a Final Order.

     5.4  No Injunction.  No suit, action or other proceeding, or injunction or
          -------------
final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, or that would have a material adverse effect on the business, financial condition, operating results, assets, operations or business prospects of the Company or materially adversely affect the right of Purchaser to own the Purchased Assets, and no investigation that would result in any such suit, action or proceeding shall be pending or threatened.

     5.5  Good Standing Certificates.  The Company shall have furnished to
          --------------------------
Purchaser certificates as to the good standing of the Company in its jurisdiction of incorporation and in each jurisdiction in which it conducts business, in each case certified by the Secretary of State of the applicable jurisdiction; provided, however, no such certificate shall be necessary so long as the failure to so furnish would not impair or impede the ability of Purchaser to conduct Store Closing Sales at any Store located in a state for which the Debtors fail to provide such certificate. Parent shall have furnished to Purchaser a certificate as to the good standing of Parent in its jurisdiction of incorporation certified by the Secretary of State of such jurisdiction.

     5.6  Licenses and Permits.  All licenses, permits and authorizations that
          --------------------
are required
by Purchaser to own and operate the Stores, the Warehouses and the Purchased Assets will have been transferred to or obtained by (or, if not required at Closing, applied for by) Purchaser on terms and conditions no less favorable to Purchaser than they are to the Debtors to the extent transferable by Debtors or ordered by the Court.

     5.7  Title Insurance and Surveys.
          ---------------------------

          (a) Upon the transfer or conveyance to Purchaser or its nominee, assignee or designee of any parcel of owned Real Estate included in the Purchased Assets, the Company shall deliver to Purchaser an ALTA Form B - 1987 Owner's Policy of Title Insurance (or equivalent policy reasonably acceptable Purchaser if the owned real property is located in a state in which an ALTA Form B - 1987 Owner's Policy of Title Insurance is not customarily issued), issued by Chicago Title Insurance Corporation (the "Title Insurer"), in an amount equal to the fair market value of such real property (including all improvements located thereon) reasonably determined by Purchaser, insuring title to such real property to be in Purchaser as of the Closing, subject only to liens for current Taxes not yet delinquent and such other matters described in Schedule 6.10 and such other title exceptions caused by, through or under Purchaser. The costs and expenses of each of the title insurance policies to be delivered hereunder shall be borne by Purchaser.

          (b) With respect to each parcel of real property as to which a title insurance policy is to be issued at the Closing, the Debtors shall have delivered to Purchaser a current survey of such real property, prepared by a licensed surveyor and conforming to current ALTA standards for land title surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and other matters customarily shown on such surveys, and affirmatively showing access to public streets and roads (the "Survey") Purchaser hereby acknowledges receipt of a Survey with respect to
 ------
each parcel of real property that is a part of the Real Estate and that such Survey is acceptable to Purchaser.

     5.8  Intentionally Deleted.

     5.9  Leases.  Purchaser shall have been furnished with complete and
          ------
accurate copies of all Leases, including all amendments thereto, certified by an Authorized Officer of the applicable Debtor.

     5.10 Certificates and Other Documents.  Purchaser shall have been furnished
          --------------------------------
with (a) such certificates of Parent's and the Company's officers to evidence compliance with the conditions set forth in this Article 5 as may be reasonably requested by Purchaser, (b) each of the deliveries required under Section 3.2 above, and (c) all other documents and certificates reasonably requested by Purchaser, including without limitation, certified copies of the resolutions of the Company's and Parent's boards of directors approving the transactions contemplated by this Agreement.

     5.11 Notice of Sale; Order Limiting Notice.  No later than August 6, 1997,
          -------------------------------------
(a) the Debtors shall have served written notice of the time, date and location of the hearing on approval of the Sale Order and the deadline and other requirements for the filing of objections to the motion seeking entry of the Sale Order to (i) each known creditor of the Debtors holding or asserting a lien against the Purchased Assets, including, without limitation, the persons and entities appearing on the results of the Debtors' tax, lien and judgment searches conducted on behalf of the Debtors; (ii) each known creditor or party in interest holding or asserting of record an interest in the Real Estate, including, without limitation, the person and entities appearing on the title searches conducted on behalf of the Debtors; (iii) each of the potential bidders with respect to the Purchased Assets; (iv) each party that has filed a notice of appearance or requested service in the Bankruptcy Case; (v) counsel to the Committee; (vi) counsel to Purchaser; and (vii) the Office of the United States Trustee; and (b) the Court shall have entered an order (i) providing that the foregoing notice (as to the manner, the amount of notice and the list of the recipients thereof) is adequate and sufficient under the circumstances of the Bankruptcy Case and satisfies the provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the due process requirements of the United States Constitution; and (ii) reducing, pursuant to Rule 9006 of the Federal Rules of Bankruptcy Procedure, the requisite notice period on the Debtors' motion seeking entry of the Sale Order to the period commencing the date the Debtors serve such notice though and including August 14, 1997.

     5.12 Material Adverse Change.  From August 6, 1997, there shall have been
          -----------------------
no material adverse change in any of the Purchased Assets or the Leases, business, financial condition, results of operation or prospects of the business conducted at the Stores.

     5.13 Board Approval.  The approval by the Debtors' respective boards of
          --------------
directors for the transactions contemplated hereby shall not have been revoked, amended or varied.

          Each of the preceding conditions shall be satisfied in the sole discretion of Purchaser and may be waived only if such waiver is set forth in a writing executed by Purchaser.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF DEBTORS

          The Company and Parent hereby represent and warrant to Purchaser as follows:

     6.1  Due Incorporation, Etc.
          -----------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Massachusetts. The Company has all requisite corporate power and authority to own and operate its business as it is presently being conducted and to own and lease the properties and assets owned or leased by it. The Company is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of its business makes such licensing or qualification to do business necessary except where the failure to be so qualified would not have a material adverse effect on the transactions contemplated by this Agreement.

          (b) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Parent has all requisite corporate power and authority to own and operate its business as it is presently being conducted and to own and lease the properties and assets owned or leased by it. Parent is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of its business makes such licensing or qualification to do business necessary except where the failure to be so qualified would not have a material adverse effect on the transactions contemplated by this Agreement.

     6.2  Subsidiaries.  Except as set forth on Schedule 6.2 hereto, the Company
          ------------
does not own any stock, partnership interest, joint venture interest or other security or interest in any other Person.

     6.3  Authorization, No Conflicts, Etc.  Subject to and as contemplated by
          ---------------------------------
the Sale Order:

          (a) The Company has full power and authority to execute and deliver this Agreement, and all other agreements and instruments contemplated hereby or thereby to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, the other agreements and instruments contemplated hereby and thereby and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and no other corporate act or proceeding on the part of the Company, its Board of Directors or its stockholders is necessary to authorize the execution, delivery or performance by the Company of this Agreement, or any other agreement or instrument contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby. This Agreement, as of the Closing, the other agreements and instruments contemplated hereby or thereby to which the Company is a party will have been duly executed and delivered by the Company and will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. Except as set forth in Schedule 6.3 hereto, the execution, delivery and performance of this Agreement, and the other agreements contemplated hereby or thereby and the consummation of the transactions contemplated hereby and thereby by the Company will not: (i) violate any provisions of law applicable to the Company; (ii) with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of, give any third party the right to terminate or to accelerate any obligation under, or result in the creation of any Lien on the Purchased Assets under, the Certificate of Incorporation or Bylaws of the Company or any instrument, license, agreement, lease arrangement, indenture, mortgage, loan agreement, commitment or order to which the Company is a party. or by which any of its assets or properties are bound; or (iii) constitute a violation of any order, judgment or decree to which the Company or any of its Affiliates which are party hereto or thereto, is a party or by which any of its assets or properties are bound.

          (b) Parent has full power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby or thereby to which Parent is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent of this Agreement, the other agreements and instruments contemplated hereby and thereby and the transactions contemplated hereby and thereby have been duly and validly authorized by Parent and no other corporate act or proceeding on the part of Parent, its Board of Directors or its stockholders is necessary to authorize the execution, delivery or performance by Parent of this Agreement, or any other agreement or instrument contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, as of the Closing, the other agreements and instruments contemplated hereby or thereby to which Parent is a party will have been duly executed and delivered by Parent and will constitute the valid and binding agreements of Parent, enforceable against Parent in accordance with their terms. Except as set forth in Schedule 6.3 hereto, neither the execution, delivery or performance of this Agreement, and the other documents contemplated hereby or thereby to which Parent is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach of any of the provisions of, (ii) constitute a default under, (iii) result in the violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any Lien on the Purchased Assets under, or (vi) require any authorization, consent, approval, execution or other action by or notice of any court or other governmental body, under the provisions of Parent's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Parent is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Parent is subject.

     6.4  Consents and Approvals.  Other than the Sale Order and Final Orders
          ----------------------
relating to Lease Assignments, the execution and delivery by the Debtors of this Agreement and the other agreements and instruments contemplated hereby and thereby does not, and compliance by the Debtors with the terms hereof and thereof and consummation of the transactions contemplated hereby and thereby will not, require Purchaser, the Debtors to obtain any authorization, consent, approval, exemption or action of, or make any filing with or give any notice to, any court or administrative or governmental body or any other Person pursuant to the Certificate of Incorporation or Bylaws of the Debtors or any law, statute, rule, regulation, agreement, permit, license, instrument, order, judgment or decree to which the Debtors or any of their assets is subject, except as disclosed in Schedule 6.4 hereto or except as would not have a material adverse effect on the transactions contemplated by this Agreement.

     6.5  Absence of Violations.  Except as disclosed in Schedule 6.5 hereto or
          ---------------------
except as would not have a material adverse effect on the transactions contemplated by this Agreement, the Debtors are not in violation of its Certificate of Incorporation or Bylaws, or in violation (or with or without notice or lapse of time or both would be in violation), in any way with any term or provision of (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit or decree applicable to the Debtors or any of its assets, operations or properties or (b) any agreement, lease, or other document by which it or any of them or any of its assets or properties is bound.

     6.6  Licenses and Permits.  Except as indicated on Schedule 6.6 or except
          --------------------
as would not have a material adverse effect on the transactions contemplated by this Agreement, the Debtors own or possess all right, title and interest in and to all permits, licenses, certificates, approvals and other authorizations of federal, state and local governments or other similar rights (collectively, the "Licenses") that are necessary to own and operate the Stores, the Warehouses
 --------
and/or Purchased Assets, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. The Debtors are in compliance with the terms and conditions of such Licenses and has received no notices that it is in violation of any of the terms or conditions of such Licenses. The Debtors have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof.

     6.7  Inventories.
          -----------

          (a) The Debtors own and will own at all times prior to the Closing good and marketable title to all of the Merchandise included in the Purchased Assets and other Purchased Assets, free and clear of all Liens, other than Liens that, pursuant to the Sale Order, will attach only to the proceeds of the sale of the Purchased Assets pursuant to this Agreement.

          (b) The Cost Value of the Saleable Inventory included in the Purchased Assets shall be at least $140 million at Closing.

          (c) Since July 1, 1997 and through the Closing Date, all normal course permanent markdowns on Merchandise located at the Stores will have been taken on a basis consistent with the Company's customary practices and policies.

          (d) The Debtors have not since July 1, 1997, and shall not up to the Closing Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business.

          (e) Since July 1, 1997 and through the Closing Date, the Debtors shall have ticketed or marked all items of inventory received at the Stores prior to the Closing Date in a manner consistent with similar inventory located at the Stores and in accordance with the Debtors' customary practices and policies relative to pricing and marking inventory. The ticketed price of all items of inventory do not include Sales Taxes.

          (f) Since July 1, 1997, all point of sale activity at the Stores has occurred and will occur up to the Closing Date in the ordinary course of business.

          (g) The Debtors have not since July 1, 1997 and shall not up to the Closing Date purchase or transfer to or from the Stores any inventory outside the ordinary course, including, without limitation, transfers in anticipation of the Store Closing Sales or the Inventory Taking. The Debtors have not and shall not move inventory or Merchandise to or from the Stores so as to alter the inventory mix, quantities or categories, except in the ordinary course.

          (h) Supplies (e.g. boxes, bags, twine) have not been since July 1, 1997, and shall not be prior to the Closing Date, transferred by Parent from the Company or between or from the Stores, so as to alter the mix or quantity of supplies at the Stores from that existing on July 1, 1997, other than in the
ordinary course of business.                     '

          (i) The Debtors have maintained their pricing files in the ordinary course of business, and prices charged to the public for Merchandise (whether in-Store, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records, which include the Merchandise Condition Report, since April, 1997 relative to the Merchandise have been made available to Purchaser. All such pricing files and records are true and accurate in all material respects as to the actual cost to Debtors for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein.

          (j) To the best of the Debtors' knowledge, all Merchandise is in compliance with all applicable federal, state or local product safety laws, rules and standards. The Debtors have provided Purchaser with their historic policies and practices regarding product recalls prior to the Inventory Taking.

          (k) Since July 1, 1997, through the Closing Date, Debtors have not taken any actions the result of which is to materially increase the cost of operating the Store Closing Sales, including, without limitation, increasing salaries or other amounts payable to employees.

          (l) With respect to the Purchased Assets or the Leases, as of the date of hereof, the Debtors are current in the payment of all post-petition rent, telephone, utilities, taxes, insurance and advertising liabilities.

     6.8  Insurance.  The insurance coverage for the Company is customary for
          ---------
well-insured businesses of similar size engaged in similar lines of business. Except as set forth on Schedule 6.8 hereto, to the knowledge of the Company and Parent, all insurance policies which cover the Company prior to Closing Date will continue to provide coverage after the Closing Date in amounts with deductibles consistent with those currently in effect for all occurrences (regardless of when the claim is made) prior to the Closing Date.

     6.9  Assets.  To the knowledge of the Debtors, the Purchased Assets are in
          ------
good working condition, subject to ordinary wear and tear resulting from continued operations in the ordinary course of business, have been properly maintained, are suitable for their present and intended uses and, in the case of any improvements, are structurally sound, and there is no defect in any of the Purchased Assets which individually or in the aggregate reasonably could have a material adverse effect on the use, condition, value, or operations of its business.

     6.10 Real Properties.
          ---------------

          (a) Schedule 6.10 hereto identifies all stores and warehouses used in the conduct of the Lechmere and Home Image businesses.

          (b) Except as set forth in Schedule 6.10, each Debtor has (i)(A) with respect to the Real Estate, good and indefeasible fee simple title to such properties, free and clear of all liens, leases, security interests, charges, restrictions and encumbrances, including, without limitation, encumbrances relating to financial arrangements (including, without limitation, guarantees, pledges, collateral assignments and other similar arrangements) (collectively "Liens"), except for Liens if any, for real property taxes not yet due and
------
payable and Liens which, individually or in the aggregate, do not materially detract from the value, or interfere with the present or intended use, of the property subject thereto and (B) with respect to such real properties leased by it, valid and subsiding leases for the term set forth with respect to each such lease on Schedule 6.10 and (ii) all easements and rights, including but not limited to easements for power lines, water lines, sewers and roadways, necessary to conduct the business conducted on such properties. There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of the Real Estate or any portion thereof and, other than the right of Purchaser pursuant to this Agreement, there are no outstanding options or rights of first refusal to purchase any such properties or any portion thereof or interest therein.

          (c) Schedule 6.10 identifies all leases (including all amendments thereto). Complete and correct copies of all leases referred to in Schedule
6.10 have been delivered to or made available for inspection by Purchaser and none of such leases or policies have been modified in any material respect except to the extent that such modifications are disclosed by the copies delivered to or made available for inspection by Purchaser.

          (d) Except as otherwise disclosed in Schedule 6.10 hereto or as a result of the filing of the Bankruptcy Case, to the best of the Company's and Parent's knowledge, neither the Company, nor any other party thereto, is in material default or breach of any leases identified on Schedule 6.10, no fact or circumstance exists which, with the passage of time or the giving of notice, could become a material default or breach of any such lease and all such leases shall remain in full force and effect notwithstanding the transactions contemplated hereby.

          (e)  All such real properties have access to public roads.

          (f) To the knowledge of the Debtors, all Stores and Warehouses, including buildings and improvements located thereon conform in all material respects to all applicable subdivision, building code, health, safety and zoning ordinances, and other laws, regulations and requirements relating to the use and operation thereof.

     6.11 Tangible Personal Property.  Except as set forth on Schedule 6.11
          --------------------------
hereto: (a) the Debtors have and as of the Closing will have good and marketable title to all of the items of tangible personal property included in the Purchased Assets and the other Purchased Assets; and

(b) all such tangible personal property together with the other Purchased Assets is owned free and clear of any Liens, other than Liens that, pursuant to the Sale Order, will attach only to the proceeds of the sale of the Purchased Assets pursuant to this Agreement, including without limitation, Liens in connection with financial arrangements such as guarantees, pledges, collateral assignments and other similar arrangements. The Purchased Assets, together with the Excluded Assets, constitute all of the assets used by the Debtors in the conduct of its business at the Stores and Warehouses.

     6.12 [Intentionally omitted]

     6.13 Disclosure.  No representation or warranty of the Company or Parent
          ----------
contained in this Agreement nor any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document furnished to Purchaser pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or condition known to the Company or Parent which has not been disclosed to Purchaser and which materially affects adversely, or could reasonably be expected to materially affect adversely, the financial condition, operating results, assets, supplier relations or business prospects of the Company or the Purchased Assets.

     6.14 Closing Date.  The representations and warranties of the Company and
          ------------
Parent contained in this Article 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company or Parent to Purchaser will be true and correct in all material respects on the Closing Date as though then made.

                                   ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Debtors as follows:

     7.1  Due Incorporation, Etc.  Purchaser is a limited liability company duly
          -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     7.2  Authorization, No Conflicts, Etc.  Purchaser has all requisite
          ---------------------------------
corporate power and authority to enter into this Agreement and the other agreements and instruments contemplated hereby and thereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement the other agreements and instruments contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby by Purchaser have been or prior to the Closing will be duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable against it in accordance with its terms. As of the Closing Date, the other agreements contemplated hereby and thereby to which Purchaser is a party will have been duly executed and delivered by Purchaser and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms. The execution, delivery or performance of this Agreement and the other documents contemplated hereby to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of any of the provisions of, (ii) constitute a default under, (iii) result in the violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, or (v) require any authorization, consent, approval, execution or other action by or notice of any court or other governmental body, under the provisions of Purchaser's Certificate of Incorporation or Bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Purchaser is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Purchaser is subject.

     7.3  Closing Date.  The representations and warranties of Purchaser
          ------------
contained in this Article 7 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, Purchaser to the Debtors will be true and correct in all material respects on the Closing Date as though then made.

                                   ARTICLE 8

                          COVENANTS PRIOR TO CLOSING

     8.1  Affirmative and Negative Covenants Pending Closing.  Except as
          --------------------------------------------------
expressly set forth below, during the period from August 6, 1997 to the Closing Date, the Company and the Parent covenant and agree that they each shall, unless otherwise agreed with Purchaser:

          (a)  Affirmative Covenants Pending Closing.
               -------------------------------------

               (i)    Preservation of Personnel.  Use commercially reasonable
                      -------------------------
     efforts to preserve intact and keep available the services of the Debtors' present employees usually employed at the Stores and Warehouses;

               (ii)   Insurance.  Use commercially reasonable efforts to keep in
                      ---------
     effect all insurance policies described in Section 6.8 and other customary casualty, public liability, product liability, worker's compensation and other insurance policies through the Closing Date, in coverage amounts not less than those in effect at the date of this Agreement;

               (iii)  Preservation and Advancement of the Business; Maintenance
                      ---------------------------------------------------------
     of Properties, Contracts.  Continuously operate the business conducted at
     ------------------------
     the Stores during normal operating hours, keep its properties intact, perform its agreements and obligations, pay its post-petition payables promptly as they become due (without extension) in accordance with the terms thereof, maintain all of its physical properties in good repair and operating condition, subject only to ordinary wear and tear, and in accordance with the terms and provisions of the Leases;

               (iv)   Ordinary Course of Business.  Except with respect to
                      ---------------------------
     replenishment which Purchaser acknowledges has not occurred and will not occur in the ordinary course, operate the business conducted at the Stores and Warehouses solely in the ordinary course and in the normal, usual and customary manner. Without limiting the foregoing:

                      (A) no prices have been or will be raised and no pricing files altered since July 1, 1997, other than prices for items put on and taken off sale in the ordinary course of business;

                      (B) all ticketing, including ticketing of on-order inventory received, has been and will be done in accordance with Debtors customary ticketing practices;

                      (C) all normal course hard markdowns have been and will be taken consistent with customary practices, including, without limitation, markdowns on defective and unsalable inventory;

                      (D) Debtors have not and shall not transfer to or from the Stores and Warehouses any inventory outside the ordinary course of business, including, without limitation, transfers in anticipation of the Store Closing Sales or the inventory taking. No movement of inventory to or from the Stores and Warehouses so as to alter inventory mixes, quantities or categories, except in the ordinary course has occurred or will occur from and after July 1, 1997;

                      (E) no sales or in-store promotions (including POS promotions) to the public have been or will be promoted or advertised, except for the Debtors' historic and customary promotions for all of their locations.

          (b)  Negative Covenants Pending Closing. Except as expressly set forth
               ----------------------------------
below, the Company and the Parent each shall not, without the consent of
Purchaser:

               (i)    Disposition of Assets. Sell or transfer, or mortgage,
                      ---------------------
     pledge or create or permit to be created any Lien on any of the Purchased Assets other than the sale of inventory in the ordinary course of business consistent with past practice;


               (ii)   Contracts.  Reject any contract relating to the Purchased
                      ---------
     Assets or the Stores or seek or obtain an order approving such rejection in which the reference date of the rejection is prior to the final day of the Store Closing Sale at the Store at which the Purchased Assets are situated.

               (iii)  Leases.  Renew or amend Leases, enter into leases or grant
                      ------
     or terminate any other interests in the Stores; or

               (iv)   Disclosures. Take any action which would require
                      -----------
     disclosure under Section 6.13 hereof.

               (v)    Inventory Level.  Have less than $140 million of Saleable
                      ---------------
     Inventory at Cost Value.

               (vi)   Encumbrances.  Encumber, sublease or otherwise grant any
                      ------------
     rights with respect to the Real Estate and Leases.

     8.2  Investigation by Purchaser.  The Debtors shall allow Purchaser and its
          --------------------------
representatives and financing sources, during regular business hours, to make such investigation of the business, properties, employees, auditors, books and records of the Company and the Parent to the extent such investigation relates to the Stores or Purchased Assets, and to conduct such examination of the financial condition of the Company, as Purchaser deems necessary or advisable to familiarize itself with such business, properties, books, records, financial condition and other matters, including with respect to all operating and environmental matters. The Debtors shall cooperate in providing all information reasonably requested by Purchaser relating to the Purchased Assets, the Leases or the transactions contemplated hereby, including with respect to insurance and Licenses.

     8.3  Consents and Further Actions.  Subject to the terms and conditions
          ----------------------------
herein provided, Parent, the Company and Purchaser covenant and agree to use their best efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including all closing conditions to be satisfied.

                                   ARTICLE 9

                            COVENANTS AFTER CLOSING

     9.1  Store Closing Sales.
          -------------------

          (a) Debtors hereby grant and convey to the Purchaser an irrevocable nonexclusive license to occupy and operate the Stores as Debtors' agent, for the purpose of conducting store closing sales or other sales (the "Store Closing
                                                               -------------
Sales") in accordance with the provisions of this Section 9.1.
-----

          (b) The Store Closing Sales shall commence after the Closing (the time of such commencement, the "Sale Commencement Date"). The Store Closing
                                ----------------------
Sales shall terminate no later than twelve (12) complete weeks after the Closing Date or as may be extended by Purchaser on a Store by Store basis (including for purposes of calculation the Sale Commencement Date) (the "Sale Termination
                                                          ----------------
Date"). "Sale Term" shall mean the period between the Sale Commencement Date and
----     ---------
Sale Termination Date at each respective Store. Purchaser may, at its sole discretion, terminate the Store Closing Sales at any Store prior to the Sale Termination Date; provided, however, that in no event may the Store Closing
                  --------  -------
Sales at any of
the Stores be conducted after the Sale Termination Date unless mutually agreed by Debtors and Purchaser in writing and in such event no further Court approval or order or notice to third parties is required. Purchaser's representatives, supervisors and employees shall have the right to enter any Store and the use of one office in the Debtors' corporate offices during normal business hours on or after the date hereof to prepare for the Store Closing Sales, and the Debtors shall cooperate reasonably with Purchaser in such preparation.

          (c) Purchaser shall conduct the Store Closing Sales under the name of "Lechmere" and "Home Image" and derivatives thereof and, subject to the Sale Order, shall have the right to conduct the Store Closing Sales in the manner which Purchaser deems appropriate, including by advertising, posting signs or otherwise promoting the Store Closing Sales as a "store closing" or a "going out of business" or similar type sale without further consent of any person notwithstanding the terms of any Lease that purport to restrict the conduct of such Store Closing Sales. In addition to any other rights granted to Purchaser hereunder and subject to entry of the Sale Order, in conducting the Sales, the Purchaser, in the exercise of its sole discretion, shall have the right:

          (i) to establish and implement advertising, signage, and promotion programs consistent with the "store closing" or "going out of business" theme (including without limitation, by means of media advertising, banners, A-frame, and similar interior and exterior signs);

          (ii)  to establish sale prices and Store hours;

          (iii) to use without charge during the Sale Term all furniture, fixtures and equipment in the Stores and Warehouses, motor vehicles, advertising materials, bank accounts, Store-level customer lists and mailing lists, computer hardware and software, intangible assets (including Company's name, logo and tax identification numbers), Store keys, case keys, security codes and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Company located at the Stores or the Warehouses (whether owned, leased, or licensed);

          (iv) to transfer Merchandise between Stores and/or between the Stores, the Warehouses and other stores of Merchant and its affiliates; and

          (v) to use (i) Company's central office facilities, central and administrative services and personnel to process payroll, perform MIS services and cash reconciliation, and provide other central office services necessary for the Sale, and (ii) one office located at Company's central office facility.

          (d) The Sale Order shall provide that each and every federal, state or local agency, department or governmental authority with regulatory authority over the Store Closing Sales and all newspapers and other advertising media in which the Store Closing Sales are advertised shall be directed to accept the Sale Order as binding and to allow the Debtors and Purchaser to consummate the transactions provided for in this Agreement, including, without limitation, the conducting and advertising of the Store Closing Sales in the manner contemplated by this Agreement, that no further approval, license or permit of any governmental authority shall be required, and that all utilities, landlords, creditors and all persons acting for or on their behalf shall not interfere with or otherwise impede the conduct of the Store Closing Sales, institute any action in any court (other than in the Court) or before any administrative body or any other tribunal of any kind or type which in any way directly or indirectly interferes with or obstructs or impedes the conduct of the Store Closing Sales.

          (e) Debtors shall notify all customers having Layaway, Repair, and Special Order Merchandise as disclosed to Purchaser in writing prior to the Sale Commencement Date (the "Layaway Items") that they have seven (7) days from the
                        -------------
Sale Commencement Date (the "Layaway Pick-Up Date") to pick up and pay in full
                             --------------------
or pay off all amounts due and owing for the Layaway Items. Any amounts paid for such Layaway Items on or before the close of business in the Stores on the Layaway Pick-Up Date shall be the sole account of Purchaser.

          (f) Debtors hereby agree that Debtors shall take no action relating to the Stores which would disturb Purchaser's peaceful and quiet possession thereof pursuant to the license granted in Section 9.1.

          (g) During the Sale Term, Purchaser shall accept returns of goods sold by the Debtors from the Stores prior to the Sale Commencement Date ("Returned Merchandise"), provided such goods are accompanied by the original
  --------------------
Store receipt and such return is otherwise in accordance with the applicable return policy for such Store in effect prior to the Sale Commencement Date. The Debtors shall reimburse Purchaser in cash for the amount of any store credit or refund given to any customer in respect of Returned Merchandise. To the extent that Returned Merchandise is salable as first quality inventory, it shall be included in Merchandise and for purposes of calculation of the Guaranteed Amount, shall be valued at the Cost Value applicable to such item multiplied by the compliment of the prevailing Sale discount at the time of the return. If the Returned Merchandise constitutes Defective Merchandise, it shall be included in Merchandise and assigned a Cost Value in accordance with the applicable provisions of Section 2.4 above. Subject to the Debtors' reimbursement to Purchaser of the amount of any store credit or refund granted for any Returned Merchandise, the aggregate Cost Value of the Merchandise shall be increased by the Cost Value of any Returned Merchandise included in Merchandise (determined in accordance with this paragraph 9.l(b)), and the Guaranteed Amount shall be adjusted accordingly. Any Returned Merchandise which is not included in Merchandise shall be disposed of by Purchaser in accordance with instructions received from the Debtors or, in the absence of such instructions, returned to the Debtors at the end of the Sale Term. Any increases in the Guaranteed Amount and any reimbursements due to Purchaser as result of Returned Merchandise shall be accounted for and paid by Purchaser and/or the Debtors, as applicable, as soon as practicable.

          (h) Purchaser hereby agrees to accept gift certificates issued by the Debtors prior to the Closing Date, and the Debtors agree to reimburse Purchaser for the full amount of any such gift certificates accepted promptly upon receipt of a statement from Purchaser detailing such gift certificates.

          (i) To the extent practicable and otherwise permitted by applicable law, Purchaser shall sell service contracts in appliances, stain protection in furniture and product replacement warranties on behalf of and in the name of the Debtors in other areas at the discretion of the Debtors. All proceeds of such sales, less a sales commission of 10% to which Purchaser shall be entitled, shall accrue for the benefit of the Debtors; provided that the Debtors reimburse
                                             --------
Purchaser for all costs and expenses incurred by or on behalf of the Debtors in connection with such sales. In no event shall Purchaser have any liabilities under any such warranties or contracts.

          (j) During the Sale Term, Purchaser shall have the nonexclusive right to the quiet, peaceful and uninterrupted use of the Stores for the Store Closing Sales and to the reasonable use of all utilities necessary for the Store Closing Sales including, without limitation, gas, electricity and water, and all leasehold improvements. Nothing contained in this paragraph (j) is intended to, nor shall it constitute, Purchaser's election or direction to assume or assign any lease under Section 11.1 or otherwise. The Debtors shall not, throughout the Sale Term, take any actions the result of which is to materially increase the cost to Purchaser of operating the Store Closing Sales, including, without limitation, increasing salaries or other amounts payable to employees.

          (k) At the end of the Sale Term in each Store and, in any event, not later than the Sale Termination Date applicable thereto, Purchaser shall leave each Store in "broom clean" condition and shall repair damage to the premises caused by removal, if any, of the Store Fixtures by Purchaser or actions of Purchaser, ordinary wear and tear excluded; provided however, Purchaser shall
                                            -------- -------
not be obligated to leave in broom clean condition any Store that is the subject of an Assigned Lease.

          (l) Except as otherwise contemplated in this Agreement or the Sale Order, including in connection with the conduct of the Store Closing Sales, Purchaser will comply with applicable law.

     9.1A-1.   Proceeds.  For purposes of this Section 9.1A, "Proceeds" shall
               --------                                       --------
mean the aggregate of: (a) the total amount (in dollars) of all sales of Merchandise under this Agreement, exclusive of (i) Sales Taxes, (ii) credit card and bankcard fees and chargebacks, and (iii) returns, allowances and customer credits; and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term. Purchaser shall be entitled to retain, as its sole and exclusive property, all Proceeds, free and clear of Liens.

     9.1A-2.   Deposit of Proceeds.  All cash Proceeds shall be deposited by
               -------------------
Purchaser in agency accounts established by Purchaser (the "Accounts").
                                                            --------
Purchaser may, in its discretion,
designate new or existing accounts of Purchaser or Company as the Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of amounts payable by Purchaser hereunder. Purchaser shall exercise sole signatory authority and control with respect to the Accounts. Company shall promptly upon Purchaser's request execute and deliver all necessary documents to open and maintain the Accounts. To the extent that Purchaser shall elect to use existing accounts of Company as the Accounts, (i) commencing on the first business day following the Sale Commencement Date, and on each business day thereafter, Company shall pay to Purchaser by wire funds transfer all collected funds constituting Proceeds deposited in such Accounts, and (ii) upon request, Company shall deliver to Purchaser copies of all bank statements and other information relating to such Accounts. Company shall not be responsible for and Purchaser shall pay as an expense hereunder, all bank fees and charges, including wire transfer charges, related to the Accounts, whether received during or after the Sale Term.

     9.1A-3.   Credit Card Proceeds. Purchaser shall have the right (but not the
               --------------------
obligation) to use Company's credit card facilities (including Company's credit card terminals and processor(s), credit card processor coding, merchant identification number(s) and existing bank accounts) for credit card Proceeds. In the event that Purchaser elects so to use Company's credit card facilities, Company shall process credit card transactions on behalf of Purchaser and for Purchaser's account, applying customary practices and procedures. Without limiting the foregoing, Company shall cooperate with Purchaser to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Company's credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Company under Purchaser's merchant identification number(s). All credit card Proceeds will constitute the property of the Purchaser and shall be held by Company in trust for Purchaser. Company shall deposit all credit card Proceeds into a designated account and shall transfer such Proceeds to Purchaser daily (on the date received by Company if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Purchaser's request, Company shall cooperate with Purchaser to establish merchant identification numbers under Purchaser's name to enable Purchaser to process all credit card Proceeds for Purchaser's account. Company shall not be responsible for and Purchaser shall pay as an expense hereunder, all credit card fees, charges, and chargebacks related to the sale, whether received during or after the Sale Term. Notwithstanding anything to the contrary contained in this
Section 9.1A-3, Purchaser shall not have the right to use Company's private label charge cards.

     9.1A-4.   The Sale Order shall grant Purchaser a first priority security interest in the Merchandise to secure the payment of the Proceeds to Purchaser and such first priority security interest shall be effective without the necessity of filing or recording any instrument or UCC statement.

     9.2  Services.
          --------

          (a) (i) For the period of the Sale Term the Debtors shall, or shall cause their affiliates to, provide to the Purchaser and its subsidiaries services necessary for the Purchaser to conduct the Store Closing Sales and liquidate the Purchased Assets, including without limitation those services described on Exhibit 9.2 (the "Services"), as may be requested by the Purchaser
             -----------       --------
from time to time upon reasonable notice. In providing the Services, each Debtor, as it deems necessary or appropriate in its sole discretion, may (x) use such personnel of such Debtor or its affiliates, and (y) employ the services of third parties to the extent such third party services can be effectively utilized to provide similar services or are reasonably necessary for the efficient performance of any of such services.

               (ii) If the Purchaser would like Debtors to provide any services relating to the business in addition to the Services, the Purchaser shall so notify Debtors and during the five days following the receipt of such notice Debtors and the Purchaser will mutually discuss the matter and negotiate in good faith with a view toward the provision of such services.

               (iii) Unless otherwise agreed by the parties hereto, the nature and scope of the Services shall be essentially identical to the nature and scope of the tasks involved in operating the Stores and the Warehouses prior to the Closing, with such variance as is reasonably related to the Store Closing Sales as conducted by the Purchaser. Unless otherwise agreed by the parties hereto, the nature and scope of Services shall be essentially identical to the services the Parent provided to the Company during the period prior to Closing to the extent the Parent continues to perform such services with respect to its own internal organization; provided that Debtors may not terminate, or reduce in any
                       --------
material respect the amount or scope of, the Services hereunder pursuant to the foregoing sentence without giving reasonable advance written notice to the Purchaser.

          (b)  Limited Warranty.  Debtors will provide the Services hereunder in
               ----------------
good faith, with the care and diligence that they exercise in the performance of such services for their operations and affiliates. The Purchaser hereby acknowledges that Debtors do not regularly provide to third parties services such as the Services as part of their business and that, except as set forth in this subsection (iii), Debtors do not otherwise warrant or assume any responsibility for their Services. The warranty stated above is in lieu of and exclusive of all other representations and warranties of any kind whatsoever.

          (c)  Transition.  At any time during the term of this Agreement, the
               ----------
Purchaser may request Debtors to discontinue performing all or any portion of the Services upon 10 days' prior notice or as otherwise provided on Exhibit 9.2.
                                                                    -----------

          (d)  Performance Remedy.  In the event Debtors fail to provide a
               ------------------
Service hereunder, or the quality of a Service is not in accordance with Section 9.2(a)(iii) above, the Purchaser will give Debtors prompt written notice thereof. Debtors will then have a reasonable period of time to cure the defective Service. If after such period Debtors have failed to cure the defective Service, in addition to any other remedy available to the Purchaser, the Purchaser may seek an alternative provider for such Service and Debtors shall promptly discontinue performing such Service at the written request of the Purchaser.

          (e)  Staffing.  As part of the Services, (i) Purchaser may use the
               --------
Debtors' employees in the conduct of the Store Closing Sales to the extent Purchaser in its sole discretion deems expedient, and Purchaser may select and schedule the number and type of the Debtors'
employees required to perform such Services. Such staffing shall in any case be reasonable staffing for the provision of the Services, including, but not limited to, stocking, merchandising, maintenance and sales staff and supervisors, professionals, or otherwise. Purchaser shall identify any such employees to be used in connection with the provision of the Services (each such employee, a "Retained Employee") prior to the Sale Commencement Date. Purchaser
             -----------------
will have no responsibility whatsoever with respect to the Retained Employees other than to pay the fees for the Services to the Debtors in accordance with
Section 9.3 hereof and nothing contained in this Agreement and none of Purchaser's actions taken in respect of the Store Closing Sales shall be deemed to constitute an assumption by Purchaser of any of the Debtors' obligations relating to any of the Debtors' employees including, without limitation, Worker Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Purchaser become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Without limiting the generality of the foregoing, it is expressly acknowledged that all Retained Employees providing Services at or with respect to the Stores and the Warehouses remain under the sole management control of the Debtors, subject to the Purchaser's directions to the Debtors as provided herein, and that the Debtors are providing the Services in its capacity as an independent contractor.

               (ii) Purchaser may in its discretion stop using any Retained Employee at any time during the Store Closing Sales. In the event Purchaser desires to cease using any Retained Employee, Purchaser will use all reasonable efforts to notify the Debtors at least five (5) days prior thereto, except if such termination is "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to the Debtors shall be required, provided Purchaser shall notify the Debtors as soon as practicable thereafter.
--------
From and after the date of this Agreement and until the Sale Termination Date, the Debtors shall not transfer or dismiss employees of the Stores except "for cause" without Purchaser's prior consent.

          (f)  Independent Contractors.  The Debtors are acting as independent
               -----------------------
contractors in providing the Services. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the Debtors and Purchaser, except in connection with the Store Closing Sales, where Purchaser is acting as Debtor's agent. Debtors shall not incur any debts or make any commitments for the Purchaser, except to the extent, if at all, specifically provided herein. Nothing in this Agreement shall constitute or deem the Purchaser to be an employer of the Debtors' employees used to carry out the Services.

          (g)  Information Assistance.  Each party will provide to the other
               ----------------------
party, free of any charge or cost, any information, data, or documents reasonably required for reporting or compliance obligations with any governmental entity, agency, or authority; provided that the provision of such
                                           --------
information, data and documents does not result in any undue burden or expense to the providing party.


     9.3  Payments by the Purchaser.
          -------------------------

          (a)  Fees.  From the date the Store Closing Sales begin up to and
               ----
including, for each Store, the date the Store Closing Sales conclude at each such Store, the Purchaser shall reimburse the Debtors for all direct Store level third party out of pocket costs and expenses incurred in connection with the Store Closing Sales at such Store, the operation of the Warehouses (to the extent utilized by Purchaser) and provision of the Services, including base rent, percentage rent, utilities, common area maintenance and real estate taxes accrued during the Store Closing Sales at such Store, payroll costs and benefits (not to exceed 15% of gross payroll) for Store level employees and Warehouse level employees actually accruing during the term of the Store Closing Sales at such Store or Warehouse, as applicable, insurance, armored car services, bank fees and charge backs, telephone expenses, trash collection, security costs and advertising and promotional expenses. Purchaser may, in its sole discretion, make any payment required by this Section 9.3(a) directly to a third party vendor; provided such payment is made in a timely manner. Subject to Section 11.2, notwithstanding anything else herein the Purchaser's obligations pursuant to this Section 9.3(a) are Store specific, and cease at each Store upon the end of the Sale Term in each Store. The Purchaser shall pay the Debtors out-of-pocket cost and expenses for information management services, payroll processing and similar services included in the Services, provided that the Purchaser shall not be liable to pay the Debtors more than $20,000 per week for all such out-of-pocket costs and expenses for such Services.

          (b)  Payment of Charges.  Debtors shall invoice the Purchaser for all
               ------------------
amounts due under this Section 9.3 weekly. Payments shall be due five (5) business days from the date of receipt of the invoice. The Purchaser and its agents and representatives shall have the right to examine any and all books and records as it reasonably requests in order to confirm and verify the amount of any invoice pursuant to this Section 9.3 and Debtors shall cooperate in any reasonable manner in such examination as the Purchaser shall request.

          (c)  Disputed Charges; Claims. In the event the Purchaser disputes any
               ------------------------
charges invoiced by Debtors pursuant to this Agreement, the Purchaser shall deliver a written statement describing the dispute to Debtors within 5 days following receipt of the disputed invoice. The statement shall provide a sufficiently detailed description of the disputed items. Fees not so disputed shall be deemed accepted. If the parties cannot resolve the dispute in a mutually satisfactory manner, the dispute shall be submitted within 30 days from the date of notice, to the Court for resolution. The Purchaser and the Debtors shall each bear their own costs and expenses in connection with such resolution by the Court.

     9.4  Further Transfers and Assurances.  Parent and the Company will, and
          --------------------------------
will cause their Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to Purchaser of the Purchased Assets. Parent and the Company will execute such documents as may be necessary to assist Purchaser in preserving or perfecting its rights in the Purchased Assets.

     9.5  Communications.  All mail and other communications relating to the
          --------------
Purchased Assets and the Leases received by the Company or Parent at any time after the Closing Date shall be promptly turned over to Purchaser. All mail and other communications relating to the

Excluded Assets or the Excluded Liabilities or the Company received by Purchaser at any time after the Closing shall be promptly turned over to the Company..

     9.6  Taxes; Recording Charges; Escrow Fee; Rent Proration.  All Taxes
          ----------------------------------------------------
relating to Real Estate due and payable after the Closing which relate to periods prior to the Closing shall be the responsibility of the Debtors and shall be prorated at Closing. All transfer, documentary, sales, use, stamp, registration, conveyance, income, gains, value added or other Taxes and fees arising out of the sale of the Purchased Assets or otherwise incurred in connection with this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of any document or instrument contemplated hereby shall be the responsibility of the Debtors when due. The Debtors will, at their expense, file all necessary Tax returns and other documentation in connection with the Taxes and fees encompassed in this Section 9.6. The Debtors and Purchaser shall each pay one half of the escrow fee charged by the Title Insurer. Purchaser shall pay to the Debtors an amount equal to the rent and all third-party out of pocket recurring charges incident to the Leases for the period commencing on the Closing Date and ending on August 31, 1997. At the Debtors' request, Purchaser will provide to the Debtors at the Closing a certificate which sets forth the Purchase Price allocated to the Real Estate; provided that in no event shall such allocation exceed $15,000,000 in the aggregate.

     9.7  License of Excluded Proprietary Rights.  The Debtors hereby grant to
          --------------------------------------
Purchaser a license to use all Proprietary Rights which are used in, useful for or otherwise associated with the ownership and operation of the Purchased Assets, the Stores and the Leases, including the use of the names "Lechmere" and "Home Image" in connection with the Store Closing Sales, from the Closing Date through the date which is 300 days after the Closing Date.

     9.8  Agent.  The Purchaser agrees to act as the Debtor's agent, and the
          -----
Debtors hereby appoints the Purchaser their agent until the end of the Store Closing Sales.

     9.9  Access to Documents.  For a period of 5 years from the Closing Date
          -------------------
the Debtors shall permit the Purchaser reasonable access during normal business hours, at no cost to the Purchaser, to all books, ledgers, files, documents, correspondence and business records necessary for the operation of the Stores and the Warehouses or related to the Purchased Assets, including, without limitation, all telephone numbers, related sales and billing information, manuals, files (including sales, billing, service and accounting information) software, brochures and sales and marketing materials and all lists and records pertaining to customers, suppliers and distributors.

     9.10 Insurance.  To the extent requested by Purchaser, the Debtors shall
          ---------
name Purchaser and/or its nominee(s) as an additional insured on their insurance policies to the extent such policies relate to the Purchased Assets and the Leases. Purchaser shall name Debtors as an additional insured on Purchaser's general liability policies and Purchaser will not cancel such insurance policies without Debtors' prior written consent. Without the prior written consent of Purchaser, the Debtors will not cancel any insurance policy (i) relating to the Real Estate prior to 30 days after the Closing Date or (ii) relating to a Lease until the earlier of the Deemed Rejection Date with respect to such Lease or the date of the Lease Assignment Order with respect to such Lease. Purchaser shall be named as an additional insured on any insurance relating to the Real

Estate and the proceeds from any casualty or condemnation in whole or in part relating to the Real Estate shall be subject to the terms and provisions of
Section 11.8. The cost of such insurance shall be borne by Purchaser.


                                  ARTICLE 10

                             INTENTIONALLY DELETED


                                  ARTICLE 11

                              LEASES/REAL ESTATE

     11.1 Lease Assignment Election.  Purchaser shall have the right to
          -------------------------
designate at any time from time to time for a period of 270 days after the Sale Order is entered (hereinafter, the "Election Period") which of the Leases it
                                    ---------------
desires to acquire or to cause any one or more of its nominees, assignees or designees to acquire (subject to the Court's issuance of an order (a "Lease Assignment Order") in form and substance reasonably acceptable to Purchaser authorizing and approving Debtors' assumption and assignment to Purchaser or its nominee, assignee or designee a Lease Assignment Order). During the Election Period, Purchaser shall have the right, which right may be exercised at any time and from time to time in its sole and absolute discretion, to request in writing that Debtors, under section 365 of the Bankruptcy Code, seek authority to assume and assign to Purchaser or a third party designated by Purchaser any or all of the Leases at no additional cost or expense to Purchaser other than cure amounts required under Section 365(b) of the Bankruptcy Code. As soon as practicable, but no later than three business days following Debtors' receipt of a written request from Purchaser, at any time and from time to time within the Election Period, seeking the assumption and assignment of any Lease to Purchaser or a third party designated by Purchaser, Debtors shall use their best efforts to obtain entry of a Final Order of the Bankruptcy Court approving the assumption of the Leases identified in writing by Purchaser and the assignment of such Leases to Purchaser or a third party as designated in such request (each, an "Assigned Lease"). The term "best efforts" as used in this section shall require Debtors to act as reasonably requested by Purchaser, provided however, that such term shall not require Debtors to pay any funds or cure any amounts or assume any claims but shall require Debtors to pay fees, costs and expenses of its counsel in connection with the prosecution of any motion seeking the entry of any such Final Order. Purchaser shall be entitled to keep and retain, at no additional fee, cost or expense to Purchaser of any nature (except for cure amounts, if any required under Section 365(b) of the Bankruptcy Code) as its sole and exclusive property, and free and clear of any and all Liens (other than those caused directly by Purchaser), any and all proceeds generated by or resulting from the assignment or subletting of any one or more Leases to any one or more third parties. Purchaser shall pay any and all cure amounts required under section 365(b) of the Bankruptcy Code in respect of the Leases it elects to require Debtors to assume and assign to Purchaser or any third party.

     11.2 Rejected Leases.  From and after the Closing, Debtors shall not
          ---------------
extend, reject or
otherwise terminate (or assume and assign to a third party or reject, without Purchaser's prior written consent) any of the Leases until the earliest to occur of (i) ten (10) days following the delivery by Purchaser to the Debtors of written notice indicating that Purchaser waives its right to require Debtors to assume and assign to it or a third party any one or more of the Leases specified therein and that such Lease is to be rejected (a "Rejected Lease"), (ii) the entry of an order by the Bankruptcy Court approving the assumption and assignment of any such Lease to Purchaser or a third party designated by Purchaser, and (iii) the conclusion of the Election Period. Upon the occurrence of any of the events specified in (i), (ii) and (iii) of the preceding sentence,
(A) Purchaser shall have no further obligation or liability of any nature for any amounts payable to the lessor under the applicable Lease or for any costs associated with the Store or Warehouse to which the Lease relates, and (B) Debtors shall be solely responsible for all amounts payable or other obligations or liabilities that may be owed to the lessor under or in connection with such applicable Lease, including, without limitation, any damages resulting from the rejection of such Leases under section 365 of the Bankruptcy Code or otherwise (subject only to the provisions of the Lease Guaranty), and for all costs associated with the Stores to which such Leases relate. Promptly following (and in no event later than two days thereafter) the delivery, at any time and from time to time of the notice set forth in (i) of the first sentence of this
Section 11.2, Debtors shall seek the entry of an order approving the rejection of the Leases identified in the notice.

     11.3 Costs and Expenses.   With respect to each Lease, without duplication
          ------------------
of amounts payable under Section 9.3, the Purchaser shall bear all third party out of pocket recurring charges incident to such Lease from the Closing Date up to and including (i) in the case of an Assigned Lease, the date of the related Lease Assignment Order and (ii) in the case of a Rejected Lease, the earlier of
(x) the date that the Debtors are relieved of liability under such Lease or (y) the Deemed Rejection Date, but not earlier than ten days from the date Purchaser gives a designation that it wishes such Lease to be a Rejected Lease under
Section 11.2. Purchaser may, in its sole discretion, make any payment required by this Section 11.3 directly to a third party vendor; provided such payment is made in a timely manner. Nothing shall be deemed to require Purchaser or any Affiliate to make any material repairs or capital expenditures with respect to any Stores subject to any Lease and Purchaser may not compel the Debtors to make any such material repair or capital expenditure.


     11.4 Master Lease.  (a)  Subject to entry of the Sale Order with the
          ------------
provisions set forth in Section 11.4(b) hereof, notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges that the Master Lease is a single lease for the entire premises described therein (the "Master Lease Premises") and is not severable or divisible into separate leases
----------------------
for separate locations or subsets of locations within the Master Lease Premises. Pursuant to the Sale Order, the Company hereby rejects the Master Lease pursuant to Section 365 of the Bankruptcy Code, effective at the conclusion of the last of the Store Closing Sales in the Master Lease Premises (the "Master Lease
                                                              ------------
Deemed Rejection Date").  The Company acknowledges its obligation to (i) pay all
---------------------
postpetition rent and to perform all other postpetition obligations under the Master Lease subject to the Bankruptcy Code and the Sale Order through the Master Lease Deemed Rejection Date, subject to Purchaser's obligation to reimburse the Company for its third party out-of-pocket recurring charges incident to the Master Lease

Premises from the Closing Date up to and including the Master Lease Deemed Rejection Date as provided in Section 11.3, and (ii) surrender possession of the Master Lease Premises to Lechmere Realty Limited Partnership or its designee within 15 days after the Master Lease Deemed Rejection Date.

(b) The Sale Order shall provide that subject to and immediately and automatically upon (i) entry of the Sale Order approving this Agreement (including the provisions of the foregoing paragraph), (ii) the performance of all of the Company's material monetary obligations under the Master Lease from the Sale Commencement Date (excluding real estate taxes for periods occurring prior to the petition date, as to which all parties reserve their rights hereunder) up to and including the Master Lease Deemed Rejection Date and (iii) Lechmere Realty Limited Partnership's obtaining possession of the Master Lease Premises, then any and all Claims (as defined in Section 101(5) of the Bankruptcy Code) of Lechmere Realty Limited Partnership (the lessor under the Master Lease) against the Company, any affiliate or guarantor of the Company arising from the rejection of the Master Lease under Section 502(b)(6) of the Bankruptcy Code or otherwise shall be waived in full without the necessity of any other or further action on the part Lechmere Realty Limited Partnership or any other person, party or entity.

(c) The Company shall assign to the lessor under the Master Lease, and the Lessor under the Master Lease shall assume the obligations from and arising after the Master Lease Deemed Rejection date, all of the Company's right, title, and interest as sublandlord under the Sublease with Filene's Basement, Inc. referenced in item 10 of the list of leases in Schedule 6.10(c) hereto. Such assignment and assumption shall be effective immediately prior to the Master Lease Deemed Rejection Date.

     11.5 Prosecution, Defense and Settlement of Rejection Claims; Mediation.
          ------------------------------------------------------------------
The prosecution, defense and settlement of any and all rejection claims filed with respect to the Leases shall be controlled solely by Purchaser, acting reasonably. Except as provided below, any such prosecution, defense or settlement shall be preformed by Debtors at Debtors' expense. To enable Purchaser to control effectively the prosecution, defense and settlement of such rejection claims, Debtors shall regularly (and in any event no less frequently than weekly) keep Purchaser apprised of the status of the litigation of any such claims and any settlement discussions relating thereto. In addition, Debtors shall deliver to Purchaser a monthly listing of the allowed rejection claims.
If Debtors believe that Purchaser is not acting reasonably with respect to Purchaser's request regarding the prosecution, defense or settlement of any rejection claim relating to any Lease (including the expenditure of legal or other professional fees in connection with such prosecution, defense or settlement), then Debtors must promptly after such request is given and in no event later than two business days thereafter, either proceed with such prosecution, defense or settlement in accordance with Purchaser's request or submit the issue of the reasonableness of the request regarding such prosecution, defense or settlement (and the expenditure of such legal and other professional fees) to the Bankruptcy Court for prompt determination.


     11.6 Communications.  Until the earlier of the Deemed Rejection Date of the
          --------------
Lease or the date of issuance of the Lease Assignment Order with respect to any respect to any Lease (1) the Debtors shall not, without the prior written consent of Purchaser, and shall, if and to the extent directed by Purchaser, (a) renew or amend such Lease, (b) encumber, sub-lease or otherwise grant any rights with respect to such Lease or (c) communicate with the lessor under such Lease, (2) the Debtors shall refer any communications from any such lessor to Purchasers promptly after receipt thereof and (3) the Debtors shall not negotiate or communicate with any third party with respect to any such Lease.

     11.7 Sale of Leases.  Purchaser shall have the right to market the Leases
          --------------
in the manner which Purchaser deems appropriate notwithstanding the terms of any such Lease that purports to restrict such activities, including, without limitation, with respect to the erection of visible signs on the premises and access to the premises for the purpose of showing the property.

     11.8 Real Estate.  If and to the extent that the gross value generated from
          -----------
the sale or lease of the Real Estate exceeds the aggregate of the sum of (a) $15 million and (b) the fees, costs and expenses of the Purchaser and its Affiliates incident to the Real Estate, including, without limitation, the fees, costs and expenses of, leasing and selling the Real Estate, then, and in such event, such excess proceeds shall be split (i) 10% to Purchaser and (ii) 90% to the Debtors, provided however, in the event Purchaser receives a bona fide offer to sell or lease all or any portion of the Real Estate, Purchaser shall submit the offer to the Debtors for approval, and if Debtors do not approve the offer within ten
(10) business days, then Debtors shall pay the carrying costs for all or such portion, as the case may be, of the Real Estate described in the offer for a period of six (6) months and Debtors shall have the right to sell or lease all or such portion, as the case may be, of the Real Estate at its sole discretion within such six (6) month period; provided, however, that if the Debtors have an agreement with a bona fide purchaser for all or any portion, as the case may be, of the Real Estate and Debtors are continuing to pay the carrying costs for all or such portion, as the case may be, of the Real Estate, then Debtors shall continue to have the right to sell or lease all or such portion, as the case may be, of the Real Estate until such agreement is terminated or consummated. Notwithstanding the foregoing, if the Debtors sell or lease all or any portion, as the case may be, of the Real Estate during such six (6) month period described above, for less than the offer submitted to Debtors by Purchaser for such real property, Debtors shall pay the amount which is less than such offer to Purchaser. If Debtors do not sell or lease such real property within the six
(6) month period described above, Purchaser shall again have the right to sell or lease such property and Purchaser shall pay the carrying costs from the end of such six (6) month period until such time as such property is sold or leased by another offer is submitted by Purchaser and rejected by Debtors. If the right to sell or lease the Real Estate reverts to the Purchaser, then Debtors shall have no approval rights, but Purchaser hereby agrees to use commercially reasonable efforts with respect to the sale of such Real Estate.

                                  ARTICLE 12

                                INDEMNIFICATION
     12.1 Indemnification.
          ---------------

          (a)  By the Company and Parent.  In addition to all rights and
               -------------------------
remedies otherwise available to Purchaser at law or in equity, the Company and Parent shall pay on behalf of, and indemnify, save and hold harmless Purchaser and its employees, representatives, officers, directors, stockholders and agents from and against any and all costs, losses, liabilities, damages, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, which any such party may suffer, sustain or become subject to in connection with or arising out of or resulting from or incident to (i) any breach or inaccuracy of any representation or warranty made by the Debtors made in or pursuant to this Agreement, (ii) any breach or failure to perform any covenant or other agreement made by the Debtors in or pursuant to this Agreement, and (iii) the performance or non-performance of the Services.

          (b)  By Purchaser.  In addition to all rights and remedies otherwise
               ------------
available to the Company or Parent at law or in equity, Purchaser shall indemnify and save and hold harmless the Company, Parent and their respective employees, representatives, officers, directors, stockholders and agents from and against any and all costs, losses, liabilities, damages, deficiencies, claims and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, which any such party may suffer, sustain or become subject to in connection with or arising out of or resulting from or incident to (i) any breach or inaccuracy of any representation or warranty made by Purchaser in or pursuant to this Agreement, and (ii) any breach or failure to perform any covenant or other agreement made by Purchaser in or pursuant to this Agreement.

          (c)  Time Limitations.  No party shall be liable to indemnify and hold
               ----------------
harmless any other party for any cost, loss, liability, damage, deficiency, claim or expense pursuant to this Section 12.1 unless the claim or situation which has given rise to or ultimately gives rise to such cost, loss, liability, damage, deficiency, claim or expense shall have been asserted to the indemnifying party prior to the date which is 300 days after the Closing Date.

     12.2 Mutual Assistance and Records.  Purchaser and the Debtors agree that
          -----------------------------
they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. Subsequent to the Closing, Purchaser and the Debtors, at their own cost, will assist each other (including by the retention of records and the provision of access to relevant records) in the preparation of their respective Tax returns and the filing and execution of Tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

                                   ARTICLE 13

                                 MISCELLANEOUS
     13.1 Termination.
          -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

               (i)   by mutual consent of Purchaser, the Company and Parent;

               (ii) by Purchaser or the Debtors if the Closing Date is not on or prior to August 15, 1997, provided, that a party will not be entitled to terminate this Agreement pursuant to this subsection (ii) if that party or its Affiliates are in breach of the Agreement or has failed to satisfy any condition to Closing in Articles 4 and 5 hereof that such party or its Affiliates was required to satisfy and provided further that, in the event the Closing Date is not on or prior to August 15, 1997 as a result of an injunction being entered against the transaction, the Debtors may terminate no earlier than August 23, 1997;

               (iii) by Purchaser at any time up to and including the Closing Date if there has been, occurred or arisen a material adverse change in any of the Purchased Assets, business, financial condition, results of operation or prospects of the business conducted at the Stores other than replenishment which Purchaser acknowledges has not occurred in the ordinary course of business;

               (iv) by Purchaser if there has been a material misrepresentation or breach of warranty or covenant set forth in this Agreement by the Company or Parent;

               (v) by Parent or the Company if there has been a material misrepresentation or breach of warranty or covenant set forth in this Agreement by Purchaser;

               (vi) by Purchaser if the Court shall not have entered the Sale Order on or before August 15, 1997; or

               (vii) automatically if an order is entered by the Court approving a transaction with respect to the Purchased Assets or the Leases other than the transactions contemplated by this Agreement.

          (b) In the event of the termination of this Agreement as above provided, this Agreement shall forthwith become void and no party shall have any liability hereunder, including any liability for damages, except pursuant to Sections 13.6 (with respect to each party bearing its own expenses) and 13.7 (with respect to public announcements), the provisions of which shall survive any termination of this Agreement, and except for any willful breach by any party hereto of such party's representations, warranties or covenants which shall also survive the termination of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive (without further Court order or notice to any third party) such condition precedent and proceed with the Closing.


     13.2 Survival of Representations and Warranties.  Each and every
          ------------------------------------------
representation, warranty, covenant and agreement contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall, survive the Closing Date and the consummation of the transactions contemplated hereby notwithstanding any investigation or inquiries made by or conducted on behalf of any party hereto.

     13.3 Equitable Remedies.  The parties hereto acknowledge that the Company
          ------------------
and the Purchased Assets are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     13.4 Assignment.
          ----------

          (a) This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and their respective successors and assigns, except as provided in subsections (b) and (c) below.

          (b) Neither the Company nor Parent may assign any of its duties or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

          (c) Purchaser may not assign any of its rights, duties or obligations hereunder in whole or in part without the Company's consent (which consent shall not be unreasonably withheld) except Purchaser may assign its rights, duties and/or obligations hereunder in whole or in part (without the Company's consent), (i) to its Affiliates or wholly-owned subsidiaries, and in such event the Debtors shall be obligated to convey all or part of the Purchased Assets to such assignee and to the extent so directed by Purchaser, and (ii) to lending institutions for the purpose of obtaining financing for the transactions contemplated hereby and (iii) with respect to the Real Estate, and assignee or designee at the Closing; provided that no such assignment shall (i) relieve Purchaser of its obligations hereunder or (ii) relieve the signatories to the Lease Guaranty dated as of the date hereof and attached hereto of their obligations under such Lease Guaranty.

     13.5 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or mailed, by certified or registered mail, return receipt requested, first class postage prepaid, or by Federal Express or some other reputable overnight carrier, to the parties at the following addresses:

          If to Parent or the Company, addressed to:

          Montgomery Ward & Co., Incorporated
          Montgomery Ward Corporate Offices
          Montgomery Ward Plaza
          Chicago, IL 60671
          Attention:  Spencer H. Heine, Esq.

          With copies (which shall not
          constitute notice hereunder) to:

          Jones, Day Reavis & Pogue
          77 W. Wacker Drive, Suite 3500
          Chicago, IL 60601-1692
          Attention:  David S. Kurtz, Esq.

          Altheimer & Gray
          10 South Wacker, Suite 4000
          Chicago, IL 60606
          Attention:  Corey Light

          If to Purchaser, addressed to:

          Schottenstein Bernstein Capital Group, LLC
          1010 Northern Boulevard - Suite 330
          Great Neck, New York 10021

          and

          Schottenstein Bernstein Capital Group, LLC
          1800 Moler Road
          Columbus, Ohio 43207
          Atten:  Legal Department

          and

          AEW Capital Management L.P.
          225 Franklin Street
          Boston, MA 02110
          Atten:  J. Grant Monahon, Esq.

          With copies (which shall not
          constitute notice hereunder) to:

          Battle Fowler LLP
          75 East 55th Street
          New York, New York 10022
          Atten:  Lawrence Mittman, Esq.
          Atten:  Madlyn Gleich Primoff, Esq.

          and

          Hill and Barlow
          One International Place
          Boston, MA 02110
          Atten:  Charles C. Ames, Esq.


or to such other place and with such other copies as any party may designate by written notice to the other party.

     13.6 Expenses.  Except as otherwise provided in this Agreement, each party
          --------
hereto shall pay its own expenses, including attorneys', accountants' and brokerage fees, in connection with this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     13.7 Public Announcements.  No press release or other public statement with
          --------------------
respect to this Agreement or the transactions contemplated hereby shall be issued by any party without that party having consulted with and obtained the consent of the other parties, which consent shall not be unreasonably withheld.

     13.8 Entire Agreement.  This Agreement supersedes all prior discussions and
          ----------------
agreements between the parties with respect to the subject matter hereof, and this Agreement, including the schedules and exhibits hereto, and other documents to be delivered in connection herewith (together with such confidentiality letter), contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     13.9 Waiver.  Any term or condition of this Agreement may be waived at any
          ------
time by the party which is entitled to the benefit thereof. To be effective, each such waiver shall be in writing, shall specifically refer to this Agreement and the term or condition being waived, and shall be executed by an Authorized Officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. A waiver hereunder shall be effective without an order of the Court, or notice to the Court or any third party, in relation to such waiver.

     13.10  Amendment.  This Agreement may be modified or amended only in a
            ---------
writing duly executed by or on behalf of each of the parties hereto.

     13.11  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.12  Invalid Provisions.  If any provision of this Agreement is held to
            ------------------
be illegal, invalid, or unenforceable under any present or future law, rule, or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible. To the extent of any inconsistencies between the Sale Order with this Agreement, the Sale Order shall control.

     13.13  Headings, Gender, Etc.  The headings used in this Agreement have
            ----------------------
been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement, and
(d) each reference to the Company shall be a reference to any of its subsidiaries and predecessors and each representation, warranty, covenant and other agreement made herein with respect to the Company shall be deemed made with respect to all such subsidiaries and predecessors. The language used in this Agreement shall be deemed to the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any Person.

     13.14  Choice of Law.  This Agreement shall be construed, interpreted and
            -------------
the rights of the parties determined in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporation which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction of incorporation of such corporation shall govern.

     13.15  No Third Party Beneficiary.  Nothing herein expressed or implied is
            --------------------------
intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, other than the Company and the Persons entitled to indemnification under Section 9.2.

     13.16  Retention of Jurisdiction.  The Bankruptcy Court shall retain
            -------------------------
jurisdiction with respect to any matter, issue, claim or controversy arising out of or resulting from this Agreement or any of the transactions contemplated hereby or associated herewith, including without limitation any matter, issue, claim or controversy relating to Purchaser's right to have received the Purchased Assets free and clear of any and all Liens.


                                   * * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.



                              SCHOTTENSTEIN BERNSTEIN CAPITAL GROUP LLC



                              By: /s/ David Bernstein
                                  ----------------------------------------------
                                  Name:  David Bernstein
                                  Title:  President and Chief Operating
                                          Officer

                              LECHMERE, INC., Debtor and Debtor-in-
                              Possession


                              By: /s/ Spencer H. Heine
                                  ----------------------------------------------
                                  Name:  Spencer H. Heine
                                  Title:  President

                              MONTGOMERY WARD & CO.,
                               INCORPORATED, Debtor and
                               Debtor-in-Possession


                              By:/s/ Spencer H. Heine
                                 ----------------------------------------------
                                 Name:  Spencer H. Heine
                                 Title:  Executive Vice President and General
                                         Counsel and President, MW Properties

                                  EXHIBIT 5 .3

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                             :
                                   :  JOINTLY ADMINISTERED
MONTGOMERY WARD HOLDING CORP.,     :  CASE NO. 97-1409 (PJW)
A DELAWARE CORPORATION, ET AL.,    :
                        -- --
                                   :  CHAPTER 11
               DEBTORS.            :  HEARING:  AUGUST 14, 1997 3:30 P.M.



               ORDER AND FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     (A) AUTHORIZING MONTGOMERY WARD & CO.,
                 INCORPORATED AND LECHMERE, INC. TO SELL ASSETS
            PURSUANT TO A PURCHASE AGREEMENT,/1/ (B) AUTHORIZING THE
                CLOSING OF ALL LECHMERE AND HOME IMAGE STORES,
          (C) PERMITTING THE PURCHASER TO CONDUCT STORE CLOSING SALES,
        (D) APPROVING CERTAIN LEASE ASSUMPTION AND REJECTION PROCEDURES
           AND (E) PERMITTING THE DEBTORS TO PAY SEVERANCE CLAIMS/2/
           ------------------------------------------------------

          This matter is before the Court on the Motion of Debtors and Debtors in Possession for an Order (a) Authorizing Montgomery Ward & Co., Incorporated and Lechmere, Inc. to Sell Assets Pursuant to a Letter Agreement, (b) Authorizing the', Closing of all Lechmere and Home Image Stores, (c) Permitting the Buyer to Conduct Store Closing Sales, (d) Approving Certain Lease Assumption and Rejection Procedures and (e) Permitting the Debtors to Pay Severance Claims (the "Sale Motion,"), filed by the above-captioned debtors and debtors in

___________________________________

  /1/ Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Asset Purchase, License and Agency Agreement dated as of August 6, 1997 among Lechmere, Inc., Montgomery Ward Co., Incorporated and MWL Acquisition L.L.C. (the "Purchase Agreement," a copy of which is attached hereto as Exhibit A)


  /2/ The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court with respect to the Motion pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.

possession (collectively, the "Debtors"), on August 1, 1997. The Court having reviewed the Motion and having heard the statements of counsel in support of the relief requested therein at a hearing before the Court on August 13, 1997 (the "Sale Hearing"); all parties in interest having been heard, or having had the opportunity to be heard at the Sale Hearing, regarding approval of the Purchase Agreement, and the transactions contemplated thereby (the "Transactions"), and the Court having received evidence in support of approval of the Purchase Agreement; and it appearing from the certificates of service and publication dated August ___, 1997 (the "Certificates") filed with the Clerk of the Court that sufficient notice and publication of the Motion and the relief granted by this Order have been provided; and it further appearing that no other or further notice hereof is required; and after due deliberation and good and sufficient cause appearing therefor, this Court hereby makes the following Findings of Fact and Conclusions of Law:

I.   THE COURT HEREBY ENTERS THE FOLLOWING FINDINGS OF FACT/3/:

     A.   BASIS FOR SECTION 363 SALE
          --------------------------

          1. Time is of the essence in consummating the sale of the Purchased Assets. Accordingly, to maximize the value Of the Acquired Assets, it is essential that the sale of the Purchased Assets occur within the time constraints set forth in the Purchase Agreement and the Sale Motion.

________________________

     /3/ The Court's statements from the bench setting forth additional Findings of Fact and Conclusions of Law in open Court at the Sale Hearing on the Motion are expressly incorporated by reference into this Order.

     B.   NOTICE OF SALE OF THE PURCHASED ASSETS
          --------------------------------------

          2. Written notice of the Sale Hearing in accordance with the Court's Order entered on August 6, 1997 (the "Sale Notice Order") as described in the Affidavit of Service of Notice of the', Sale Hearing and Sale filed by the Debtors on August ___, 1997 with this Court, was transmitted to (i) each known creditor of the Debtors holding or asserting a lien against the Purchased Assets;
               (ii) each known creditor or party in interest holding or asserting of record an interest in the Real Estate; (iii) each of the potential bidders with respect to the sale of the Purchased Assets; (iv) each party that has filed a notice of appearance or requested service herein; (v) counsel to the official committee of unsecured creditors; (vi) counsel to the Debtors' debtor- in-possession lenders, (vii) counsel to MWL Acquisition L.L.C. (the "Purchaser"); (viii) the Office of the United States Trustee, and
               (ix) the other persons and entities listed in the Certificates by a copy of the notice in substantially the form attached hereto as Exhibit B.

          3. Notice was also published in the Wall Street Journal, National Edition, the New York Times, the Chicago Tribune and the Boston Globe on August 8, 1997 as described in the Certificates.

          4. The Notice was adequate and sufficient under the circumstances of these Chapter 11 cases and this proceeding and complied with the various applicable requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the procedural due process requirements of the United States Constitution. As described in the Sale Motion, over the last year, the deteriorating performance of Lechmere, Inc. ("Lechmere") has placed a significant cash drain on the Debtors' businesses and there is no reasonable prospect of Lechmere achieving profitability. These circumstances constitute good cause pursuant to Rule 9006(c) of the Federal Rules of Bankruptcy Procedure to reduce the twenty day notice period prescribed by Rule 2002 of the Federal Rules of Bankruptcy Procedure.

     C.   GOOD FAITH OF PURCHASER
          -----------------------

          5. Purchaser is purchasing the Purchased Assets in good faith and is a good faith purchaser within the meaning of 11 U.S.C. (S)363(m), and is therefore entitled to the protection of that provision, and otherwise has proceeded in good faith in all respects in connection with this proceeding and the Transactions in that:

               (a) Purchaser recognized that the ',Debtors were free to deal with any other party interested in acquiring the Purchased Assets;

               (b) Purchaser agreed to provisions in the Letter Agreement dated July 30,1997 approved in this Court's Order dated August 6, 1997 regarding competitive bidding procedures (the "Bid
                                                                       ----
                    Procedures Order") which would enable the Debtors to accept
                    ----------
                    a higher and better offer for the Purchased Assets at the Sale Heating;

               (c) Purchaser in no way induced or caused the Chapter 11 filing of any of the Debtors;

               (d) All payments to be made by Purchaser and other agreements or arrangements entered into by Purchaser in connection with the Transactions have been disclosed;

               (e) Purchaser has not violated 11 U.S.C. (S)363(n) by any action or inaction; and,

               (f) The negotiation and execution Of the Purchase Agreement, the Letter Agreement and all other aspects of the Transactions were in goodfaith.

     D.   COMPETING OFFERS
          ----------------

          6. [No competing offers were submitted pursuant to the competitive bidding procedures set forth in the Bid Procedures Order.] [Although competing offers were submitted, Purchaser's offer was higher and better than any such offers.]

     E.   APPROVAL OF MOTION
          ------------------

          7.   Purchaser is a third-party purchaser unrelated to the Debtors.

          8. The purchase terms, as set forth in the Purchase Agreement, are fair and reasonable under the circumstances of the Bankruptcy Cases and this proceeding. [No objections to the Motion were filed, [except for the objections of ___________ and, ___________ which were either withdrawn or overruled, no objections to the Motion were filed.]

          9. The Motion should be approved as it is in the best interests of the Debtors' prepetition and post-petition creditors, the Debtors and other parties in interest. The Purchase Agreement represents a fair and reasonable offer to purchase the Purchased Assets under the circumstances of the Bankruptcy

               Cases and this proceeding.

     F.   PURCHASER IS NOT A MERE CONTINUATION OF ANY OF THE DEBTORS
          ----------------------------------------------------------

          10. The following findings of fact relate to the conclusions of law set forth in paragraph 11 of Section II(D) below:

               (a) Purchaser is not hiring any Of the Debtors' employees after the Closing. The Transactions contemplate that the Debtors will make certain employees available to the Purchaser for purposes of necessary services in connection with the contemplated "going out of business" sales.

               (b) No common identity of incorporators, officers, directors or material stockholders exists among Purchaser and the Debtors.

               (c) Purchaser is not purchasing the Excluded Assets, including, without limitation, the Debtors' respective names, cash or cash equivalents (other than certain deposits); accounts receivable and causes of action under Sections 544-550 of the Bankruptcy Code or not relating to the Purchased Assets or the Leases; the FF&E, contracts and leases not expressly assumed by the Purchaser or the Debtors' Trailers.

     G.   CLOSING SALES

          11. The business strategy and means of effecting such strategy set forth in the Motion is based upon the sound business judgment of the Debtors; and the implementation of that strategy as set forth in the Motion is reasonable, necessary and in the best interest of the Debtors' estates.

     H.   MISCELLANEOUS
          -------------
          12. To the extent any Findings of Facts set forth in Section I, Paragraphs 1 - 11 and all sub-parts thereto, herein constitute a Conclusion of Law, the Court so concludes.

II.  CONCLUSIONS OF LAW
     ------------------
     The Court hereby enters the following Conclusions of Law:

     A.   JURISDICTION, FINAL ORDER AND STATUTORY PREDICATES
          --------------------------------------------------

          1. The Court has jurisdiction to hear and determine the Sale Motion and to grant the relief requested in the Sale Motion pursuant to 28 U.S.C. (S)(S) 157(b)(1) and 1334(b).

          2. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. (S) 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Rule 7054 of the Federal Rules of Bankruptcy Procedure, the Court expressly finds that there is no just reason for delay in the implementation of this Order, and expressly directs entry of judgment as set forth herein.

          3. This proceeding is a "core proceeding" within the meaning of 28 U.S.C. (S)157(b)(2)(a), (n) and (o).

          4. The statutory predicates for the Motion are Sections 363(b), 365, 102(1) and 105(a) of the Bankruptcy Code and Rules 2002(a)(2), 6004(a), (b), (c)
               and (e), 6006(a) and (c), 9014, and 9019(a) of the Federal Rules of Bankruptcy Procedure.

          5. The proposed sale of the Purchased, Assets constitutes a sale of property of the Debtors' estates outside the ordinary course of business within the meaning of Section 363(b) of the Bankruptcy Code.

     B.   SECTION 363 SALE
          ----------------

          6. The Debtors are authorized to sell property of their respective estates, pursuant to 11 U.S.C. (S)363(b), free and clear of the Liens (as defined in Paragraph C of the decretal portion .of this Order on p. 11) if the applicable provisions of 11 U.S.C.
               (S)363(f) have been satisfied.

          7. The provisions of Section 363(f) of the Bankruptcy Code have been satisfied.

          8. [No creditor holding or asserting a superpriority claim, lien or security interest against the Purchased Assets has objected to the Motion.]

          9. Given all of the circumstances of the Bankruptcy Cases and the adequacy and fair value of the purchase price under the Purchase Agreement, the proposed sale of the Purchased Assets to Purchaser constitutes a reasonable and sound exercise of the Debtors' business judgment and should be approved.

     C.   RETENTION OF JURISDICTION
          -------------------------

          10. It is necessary and appropriate for the Court to retain jurisdiction to, inter alia, interpret and enforce the terms and
                                          --
               provisions of this Order and the Purchase Agreement and to adjudicate, if necessary, any and all disputes concerning any right, title, (alleged),property interest, including ownership claims, relating to the Purchased Assets and the proceeds thereof, as well as the extent, validity and priority of all Liens relating to the Purchased Assets.

     D.   NO SUCCESSOR LIABILITY
          ----------------------

          11. Purchaser does not constitute a successor to any of the Debtors or their respective estates.

               (a) The Transactions do not amount to a consolidation, merger and/or de facto merger of Purchaser and the Debtors or
                            -- -----
                    their respective estates.

               (b) Purchaser is not merely a continuation of the Debtors or their respective estates, there is not substantial continuity among Purchaser and the Debtors, and there is no continuity of enterprise among the Debtors and Purchaser.

               (c) The Transactions are not being entered into fraudulently. The sale approved hereunder has been properly noticed and all aspects thereof have been adequately disclosed.

               (d) Purchaser is not hiring any of the individuals employed by the Debtors.

               (e) Purchaser is not holding itself out to the public, suppliers, customers, creditors (whether prepetition or post-petition), employees or governmental entities, agencies or authorities as a continuation of the Debtors.

     E.   MISCELLANEOUS
          -------------
          12. To the extent any Conclusion of Law set forth in Section II, Paragraphs 1-11 herein constitutes a Finding of Fact, this Court so finds.

          BASED ON THE FOREGOING FINDINGS OF FACT, AND CONCLUSIONS OF LAW, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, EFFECTIVE IMMEDIATELY, AS FOLLOWS:

II.  SALE OF PURCHASED ASSETS
     ------------------------

     A. The relief requested in the Motion is granted. The Purchase Agreement, the Transactions and the Sale are hereby approved in all respects.

     B. The Debtors are authorized and directed to take any and all actions necessary or appropriate to (i) consummate the sale of the Purchased Assets to Purchaser and the Closing of the Transactions in accordance with the Motion, the Purchase Agreement and this Order; and (ii) perform, consummate, implement and close fully the Purchase Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement. The Debtors' permits, licenses, franchises, orders, registrations, certificates, variances, approvals and other similar rights obtained from Governmental Authorities shall be deemed transferred to Purchaser upon the Closing, without further Order of this Court.

     C. Upon the Closing, the Purchased Assets shall be transferred, sold and delivered to Purchaser free and clear of all encumbrances, obligations, liabilities, contractual commitments, claims, including, without limitation, any theory of successor liability, de facto
                                                                 -- -----
          merger, or substantial continuity, whether based in law or equity, employee benefit obligations, (including, without limitation, under ERISA, any security interest, mortgage, lien, charge against or interest in property, adverse claim, claim of possession, right of way, license, easement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security or other matters (hereinafter collectively referred to as "Liens") of any person or entity (other than the Assumed Liabilities and the post-closing liabilities under the Assigned Contracts, pursuant to the express terms of the Purchase Agreement), that encumber or relate to or purport to encumber or relate to the Purchased Assets.

     D. Purchaser is not a successor to any of the Debtors or their respective estates by reason of any theory of law or equity and Purchaser shall not assume or in any way be responsible for any liability or obligation of the Debtors and/or their respective estates, except as otherwise expressly provided in the Purchase Agreement.

     E. Effective on the date of entry of this Order, all entities, including, but not limited to, the Debtors (and/or their respective successors, including any trustees thereof), creditors, employees, former employees and shareholders, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, maintaining any authority relating to Environmental, Health and Safety Laws, and their respective successors or assigns, shall be permanently and forever barred, restrained and enjoined from commencing or continuing in any manner any action or other proceeding of any kind against Purchaser as alleged successor or otherwise with respect to any Liens arising out of or related to the Transactions. For purposes of this Order, "Environmental, Health, and Safety Laws" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes;, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     F. The terms and provisions of the Purchase Agreement, together with the terms and provisions of this Order, shall be binding in all respects upon, the Debtors, any trustees thereof, their respective estates, their creditors and the Debtors' shareholders, all entities and third parties, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, maintaining any authority relating to Environmental, Health and Safety Laws, and their respective successors or assigns, including, but not limited to all non-Debtor parties to the Leases which may be assigned to Purchaser or other entities under the Purchase Agreement and persons asserting a Lien against or interest in the Debtors' estates or any of the Purchased Assets to be sold and assigned to Purchaser, irrespective of any action commenced which contests the Debtors' authority to sell and assign the Purchased Assets or which seeks to enjoin the Transactions and/or assignment.

     G. All entities holding Liens of any kind and nature be and hereby are barred from asserting such Liens against Purchaser and/or the Purchased Assets and, effective upon the transfer of the Purchased Assets to Purchaser at the Closing, the Liens shall attach to the proceeds of the sale with the same force, validity, priority and effect, if any, as the Liens formerly had against the Purchased Assets.

     H. This Order: (a) is and shall be effective as a determination that, upon Closing, all Liens existing as to the Purchased Assets conveyed to Purchaser have been and hereby are adjudged and declared to be unconditionally released, discharged and terminated, and (b) shall be binding upon and govern the acts of all entities, including, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets conveyed to Purchaser. All Liens of record as of the date of this Order shall be forthwith removed and stricken as against the Purchased Assets. All such Entities described above in this Paragraph H are authorized and specifically directed to strike all such recorded Liens against the Purchased Assets from their records, official and otherwise.

     I. If any person or entity which has filed statements or other documents or agreements evidencing Liens on, or interests in, the Purchased Assets shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all Liens which the person or entity has or may assert with respect to the Purchased Assets, the Debtor is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Purchased Assets.

     J. Any and all Purchased Assets in the possession or control of any person or entity, including, without limitation, any former vendor, supplier or employee of any of the Debtors (a) shall be transferred to Purchaser free and clear of the Liens and (b) shall be delivered at the Closing to Purchaser at that parties' sole cost and expense at , unless, pursuant to the Purchase Agreement, such person, entity, vendor, supplier or employee may retain temporary possession or control of any of such Purchased Assets, in which case the possession of such item shall be delivered to Purchaser at such time as is designated by Purchaser.

     K. Nothing contained in any order of any type or find entered in the Bankruptcy Cases, any subsequent chapter 7 case into which such Bankruptcy Cases may be converted derogate from the provisions of the Purchase Agreement or the terms of this Order. To the extent any provisions of this Order conflict with the terms and conditions of the Purchase Agreement, this Order shall govern and control. The Order shall be binding upon and enforceable against, among others, the Debtors, their estates and any and all Chapter 7 and Chapter 11 Trustees thereof.

     L. In the event the Debtors make the election described in Section 11.9 of the Purchase Agreement, the Debtors are hereby authorized to deliver the Financed Store Fixtures to the Purchaser, free and clear of all Liens, and, without further Court Order, to use the purchase price paid by Purchaser under the Purchase Agreement to so deliver such Financed Store Fixtures.

III. STORE CLOSING SALES
     -------------------

     A. The Debtors be, and hereby are authorized and empowered to close up to all of the Stores to implement its strategy set forth in the Motion and to maximize the value of the assets to be sold in connection with such Store closings.

     B. Purchaser, on behalf of the Debtors, is hereby authorized and empowered to conduct going out of business sales and similar sales (collectively, the "Store Closing Sales") on the terms and conditions set forth in the Purchase Agreement. Without limiting the generality of the foregoing, Purchaser shall be, and hereby is, authorized to conduct the Store Closing Sales in the name of the Debtors and to establish and implement advertising, signage and promotional programs consistent and the "store closing" or "going out of business" theme (including, without limitation, by means of media advertising, banners, A-frame and similar interior and exterior signs).

     C. Pursuant to Section 363(f) of the Bankruptcy Code, all Merchandise to be sold by Purchaser at the GOB Sales shall be sold free and clear of any and all Liens, if any, with such Liens to attach to the Purchase Price paid under the Purchase Agreement.

     D. The Debtors and Purchaser are hereby authorized and empowered to transfer inventory, equipment, furniture and fixtures to and from the stores to be closed in accordance with the terms of the Purchase Agreement, including, without limitation, to, from and between the Stores, the Warehouses, any of Parent's Electric Avenue & More stores the going out of business sales for which Purchaser is acting as liquidation agent and any other stores and warehouses of Debtors' affiliates.

     E. All persons and entities of every nature and description, including but not limited to landlords, utility companies, governmental agencies, sheriffs, marshals or other public officers, creditors and all those acting for or on their behalf, be, and they hereby are, jointly and severally restrained and enjoined from (a) in any way interfering with or otherwise impeding the conduct of the Store Closing Sales at the Stores and the maintenance of Merchandise, equipment, furniture and fixtures thereat, (b) instituting any action or proceeding in any court or other administrative body having as its objective the obtaining of an order or judgment which might in any way directly or indirectly obstruct or otherwise interfere with or impair the conduct of the Store Closing Sales thereat, and (c) taking any action that interferes with or impedes Purchaser's receipt of all sums due in accordance with the terms of the Purchase Agreement; provided,
                                                                      --------
          however, that nothing set forth in this paragraph shall be deemed to
          -------
          preclude parties in interest from appearing before this Court and being heard on matters not adjudicated herein.

     F. Purchaser be, and hereby is, authorized to conduct the Store Closing Sales and take all actions related thereto or arising in connection therewith, without complying with federal, state or local laws, rules, statutes, ordinances, licensing requirements and procedures of any kind or nature.

     G. Purchaser be, and hereby is, authorized to conduct the Store Closing Sales and take all actions related thereto or arising in connection therewith, notwithstanding any provision in any lease or other document or instrument that purports to limit, restrict or modify such actions, and Section 365(d)(3) of the Bankruptcy Code does not preclude the relief granted in this paragraph.

     H. The Debtors and Purchaser and their respective officers, employees and agents be, and they hereby are, authorized to execute such documents and to do such acts as are necessary or desirable to carry out the Store Closing Sales and related actions authorized herein.

     I. The Debtors and its officers, employees and agents shall not be required to obtain the approval of any federal, state or local governmental agency, department or other authority (each a "Governmental Authority"), any landlord or any other third parties to close the Stores; and Purchaser and its officers, employees and agents shall not be required (a) to obtain the approval of any Governmental Authority, any landlord or any other third parties to conduct the Store Closing Sales and to take the related actions authorized herein or (b) to execute, obtain or file releases, termination statements, assignments, consents or other instruments to effect, consummate and implement the provisions hereof.

IV.  UNEXPIRED LEASES
     ----------------

     A. Pursuant to the Purchase Agreement, Purchaser is hereby granted the authority to direct the Debtors to dispose of the leases covering the Stores (the "Leases") as described in the Purchase Agreement and shall have the option for 270 days after the Closing Date to direct the applicable Debtor to assume and assign or reject such Leases.

     B. The time by which the Debtor may elect to assume or reject the Leases, pursuant to Section 365 of the Bankruptcy Code, is hereby extended to __________,1998 (300 days after the Closing Date), subject to Purchaser's right to direct the applicable Debtor to assume and assign or reject any and all of such Leases prior to such date.

     C. From and after the Closing Date to and including __________ ___, 1998, Purchaser shall have the right to market the Leases in the manner it deems reasonably necessary to maximize the value of such Leases for the benefit of Purchaser and the Debtors' estates.

V.   SEVERANCE PAY
     -------------

     A. The Debtors shall be, and hereby are, permitted to pay severance claims in accordance with the plan set forth in the Motion.

VI.  MISCELLANEOUS
     -------------

     A. This Court retains jurisdiction, even after the closing of the Chapter 11 cases, to:

          (1) Interpret, implement and enforce the terms and provisions of this Order (including the injunctive relief provided in this Order) and the terms of the Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith;

          (2) Protect Purchaser, or any of the Purchased Assets, against any of the Liens;

          (3) Compel compliance with the Purchase Agreement and delivery of all Purchased Assets to Purchaser;

          (4) Resolve any disputes arising under or related to the Purchase Agreement or the Transactions, Purchaser's peaceful use and enjoyment of the Purchased Assets;

          (5) Adjudicate all issues concerning (alleged) pre-Closing Liens, the Leases and any other (alleged) interest(s) in and to the Purchased Assets, including the extent, validity, enforceability, priority and nature of all such (alleged) Liens, the Leases and any other (alleged) interest(s);

          (6) Adjudicate any and all issues and/or disputes relating to the Debtors' right, title or interest in the Purchased Assets and the proceeds thereof, the Motion and/or the Purchase Agreement; and

          (7) Re-open the Bankruptcy Cases to enforce the provisions of this Order.

     B. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Transactions.

     C. Pursuant to Section 1146(c) of the Bankruptcy Code, no transfer, stamp or similar tax shall apply to the Transactions.

     D. The failure specifically to include any particular provisions of the Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

     E. Purchaser may consummate the Transactions at any time after entry of this Order by waiving any and all closing conditions set forth in the Purchase Agreement that have not been satisfied and by proceeding to close the Transactions without any notice to the Court, any pre- or post-petition creditor of the Debtors and/or any other party in interest.

     F. This Order and the judgment Order entered contemporaneously in connection herewith shall be effective immediately upon entry pursuant to Rule 7062 and 9014 of the Federal Rules of Bankruptcy Procedure, and no automatic stay of execution, pursuant to Rule 62(a) of the Federal Rules of Civil Procedure, applies with respect to this Order and/or the Judgment Order entered in connection herewith.

     G. Pursuant to Rule 58 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 9021 of the Federal Rules of Bankruptcy Procedure, a separate document in the form of a Judgment Order shall be entered contemporaneously herewith approving the Sale Motion.




Dated: Wilmington, Delaware
       August 14, 1997

                                       By: /s/ Peter J. Walsh
                                          -------------------------------------
                                          Name:  Peter J. Walsh
                                          Title: United States Bankruptcy Judge